UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No.     )

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

AMEDISYS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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5959 S. Sherwood Forest Blvd.

Baton Rouge, Louisiana 70816

(225) 292-2031 or (800) 467-2662

email: investor@amedisys.com

April 23, 2008

Dear Fellow Stockholder:

You are cordially invited to our 2008 Annual Meeting of Stockholders on Thursday, June 5, 2008 at 4:00 p.m., Central Daylight Savings Time, at our corporate office, 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana. We look forward to updating you on new developments at Amedisys.

It is important that your shares be represented at the Annual Meeting. We hope you will come to the Annual Meeting in person, but whether you do, and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters to be covered at the meeting are explained in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Our culture of hard work, a passion for service and a commitment to our core values is the intangible that separates us from our competition. While 2007 was a great year of growth for our company, we believe that the future is bright and will bring even more opportunity for us and our stockholders.

Sincerely,

William F. Borne

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 5, 2008

Time:	4:00 p.m., Central Daylight Savings Time

Place:	Amedisys, Inc. Corporate Headquarters
5959 S. Sherwood Forest Blvd.,
Baton Rouge, Louisiana 70816

Proposals:

1.	To elect six directors to the Board of Directors of Amedisys, Inc. (the “Company”), each to serve a one-year term expiring at the latter of the 2009 Annual Meeting of the Company’s stockholders or upon his successor being elected and qualified.

2.	To consider and act upon a proposal to approve the Company’s 2008 Omnibus Incentive Compensation Plan.

3.	To transact such other business, including action on stockholder proposals, as may properly come before the meeting or any adjournment or postponement thereof.

Who can vote:	Stockholders of record at the close of business on April 11, 2008 (the “Record Date”).

How you can vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. Stockholders who received their proxy card through an intermediary (such as a broker) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:	Any stockholder of record as of the Record Date may attend the meeting. Upon arrival to the meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the meeting, bring your statement of account showing evidence of ownership as of the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Borne

Chairman and Chief Executive Officer

April 23, 2008

YOUR VOTE IS IMPORTANT

Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated.

5959 S. Sherwood Forest Blvd.

Baton Rouge, Louisiana 70816

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on June 5, 2008

Some Questions You May Have Regarding this Proxy Statement

Q:	What is this document?

A:	This document is the proxy statement of Amedisys, Inc. that is being furnished to stockholders in connection with our Annual Meeting of stockholders to be held on Thursday, June 5, 2008 (the “Meeting”). A form of proxy card also is being furnished with this document.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Amedisys, Inc. throughout as “we,” “us,” the “Company” or “Amedisys.”

Q:	Why am I receiving these materials?

A:	You are receiving this document because you were one of our stockholders on April 11, 2008, the record date for the Meeting. We are sending this proxy statement and the form of proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Amedisys stock upon certain matters at the Annual Meeting. We are required by law to convene an annual meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. United States federal securities laws require us to send you this proxy statement and specify the information contained in it. This Proxy Statement and the accompanying form of proxy are first being mailed to you on or about April 25, 2008.

Q:	Who may vote at the Meeting?

A:	We have fixed the close of business on April 11, 2008, as the record date for determining who is entitled to vote at the Meeting. As of that date, there were 26,487,061 shares of our Common Stock outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of Common Stock held by you on April 11, 2008 on all matters presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are two proposals to be considered and voted on at the Meeting:

•	To elect six directors to our Board of Directors, each to serve a one-year term expiring at the latter of the 2009 Annual Meeting of Stockholders or upon his successor being elected and qualified.

•	To consider and act upon a proposal to approve the Company’s 2008 Omnibus Incentive Compensation Plan.

We will also consider other business that properly comes before the Meeting in accordance with Delaware law and our Bylaws.

Q:	What information is available on the Internet?

A:	This Proxy Statement, our Annual Report on Form 10-K, our annual report to stockholders and other financial documents are available free of charge on the SEC’s website, http://www.sec.gov, and on the “Investors” section of our corporate website (under the “SEC Filings” link) at http://www.amedisys.com.

Q:	How does our Board of Directors recommend that I vote?

A:	Please see the information included in this Proxy Statement relating to the proposal to be considered and voted on at the Meeting. Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees to our Board of Directors and “FOR” the adoption of the Company’s 2008 Omnibus Incentive Compensation Plan.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of holders of a majority of our Common Stock is needed for a quorum at the Meeting. Abstentions and broker non-votes will be counted towards a quorum.

Q:	What is a “broker non-vote”?

A:	If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. To avoid giving them the effect of negative votes, broker non-votes are not counted or deemed to be present for the purpose of determining whether stockholders have approved a proposal, but are counted as present for the limited purpose of determining a quorum at the Meeting. The election of directors is considered a routine matter under current applicable rules. The proposal to approve the Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan is not considered a routine matter.

Q:	What is required to pass each proposal? What if I do not vote or abstain? How are broker non-votes counted?

A:	Directors are elected by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

The 2008 Omnibus Incentive Compensation Plan this must be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal. In addition, under the listing standards of the NASDAQ Global Select Market, the adoption of the 2008 Omnibus Incentive Compensation Plan must be approved by the affirmative vote of a majority of the votes cast on this proposal, provided that the total vote cast on this proposal represents over 50% in interest of all shares entitled to vote on this proposal. Neither abstentions nor broker non-votes will be treated as cast. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved.

Our Board of Directors has named William F. Borne, our Chief Executive Officer and Chairman, and Larry R. Graham, our President and Chief Operating Officer, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, all shares will be voted as recommended by our Board of Directors.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting as you direct. IF YOU GIVE NO DIRECTION, THE SHARES WILL BE VOTED:

•	FOR THE ELECTION OF THE PERSONS NAMED HEREIN;

•	FOR THE ADOPTION OF THE 2008 OMNIBUS INCENTIVE COMPENSATION PLAN; AND

•	IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS TO COME BEFORE THE MEETING.

Q:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer, you are considered a stockholder of record with respect to those shares. If you are a record holder, this Proxy Statement and the accompanying proxy card are being sent to you directly by Broadridge Financial Services, Inc. (formerly ADP). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Meeting, complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide not to attend the Meeting. To vote at the Meeting, please bring the enclosed proxy card, or vote using the ballot provided at the Meeting. Please follow the directions on your proxy card carefully.

If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and this Proxy Statement is being forwarded to you together with a voting instruction card. To vote at the Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting.

If you hold shares in the name of a broker, you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?”

Q:	How do I vote if my broker holds my shares in “street name”?

A:	If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Investor Communication Services that offers Internet and telephone voting options.

Q:	May I revoke my proxy after I have delivered my proxy?

A:	You may revoke your proxy at any time before it is voted by filing with our Corporate Secretary a written revocation or duly executed proxy with a later date. Your proxy will be considered revoked if you attend the Meeting and vote in person. If you are a beneficial stockholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker will only vote your shares if the proposal is a matter upon which your broker has discretion to vote (such as the election of directors) or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:

We will bear the cost of soliciting proxies. In addition to the use of mail, our directors, officers and regular employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward this material to the beneficial owners of our Common Stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:	We have hired a third party, Broadridge Financial Services, Inc., to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2008 (a copy of which will be available on our website at http://www.amedisys.com) or in an earlier-filed Current Report on Form 8-K.

Q:	May I propose actions for consideration at the next Annual Meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future shareholder meetings, including director nominations. Please see “Proposal 1—Election of Directors—Nomination Process” and “Stockholder Proposals for 2009 Annual Meeting” for more details.

Q:	Whom should I contact with questions about the Annual Meeting?

A:	If you have any questions about this proxy statement or the Annual Meeting, please contact our Chief Financial Officer, Dale E. Redman, at 5959 S. Sherwood Forest Blvd, Baton Rouge, Louisiana 70816 or by telephone at (225) 292-2031 or (800) 467-2662.

DISSENTERS’ RIGHTS

Under Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights in connection with the matters to be considered and voted upon at the Meeting.

EXECUTIVE OFFICERS

The following table presents information with respect to our executive officers:

Name	Age	Title
William F. Borne	50	Chief Executive Officer
Dale E. Redman	60	Chief Financial Officer
Larry R. Graham	42	President and Chief Operating Officer
Alice A. Schwartz	41	Chief Information Officer
Jeffrey D. Jeter	36	Chief Compliance Officer

William F. Borne founded our Company in 1982 and has been Chief Executive Officer and Chairman of our Board of Directors since then. He is also a member of the Board of Directors of Business First Bank of Louisiana.

Larry R. Graham joined our Company in April 1996. He became Chief Operating Officer of our Company in January 1999 and was appointed President in 2004. He continues to serve in both capacities.

Dale E. Redman joined our Company in February 2007. Prior to February 2007, he served as Managing Director at Windward Capital Consulting, LLC, where he assisted businesses with capital structure issues and provided management consulting services in support of such companies’ growth strategies. Prior to April 1999, he was the Executive Vice President and Chief Financial Officer of United Companies Financial Corporation , which was a publicly-traded home mortgage and home equity lender based in Baton Rouge, Louisiana.

Alice A. Schwartz became Chief Information Officer in September 2004 and also served as a Senior Vice President of Clinical Operations from 2003 to 2004. She joined our Company in 1998 where she served in various leadership roles, including Administrator and Regional Director of Clinical Services.

Jeffrey D. Jeter joined our Company in April 2001 as Vice President of Compliance/Corporate Counsel. In March 2004, he was appointed Chief Compliance Officer. Prior to joining our Company he served as an Assistant Attorney General for the Louisiana Department of Justice from 1996 where he prosecuted health care fraud and nursing home abuse.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Our Bylaws provide that the number of directors will be determined by our Board of Directors, which has set the maximum number of directors at six persons and which has nominated the six persons named below for election at the Meeting. All of the nominees currently serve as directors. Each person elected will serve until the next Annual Meeting of Stockholders and until his successor has been duly elected and has qualified. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by our Board of Directors.

Our Board of Directors maintains a Nominating and Governance Committee to recommend to our Board of Directors all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Nomination Process.” Our Board of Directors selected the nominees for election at this Meeting upon the unanimous recommendation of the members of the Nominating and Governance Committee.

Nominees for election to our Board of Directors must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to our stockholders, provide effective oversight of our management and monitor our adherence to principles of sound corporate governance. In identifying candidates for membership on our Board of Directors, the Nominating and Governance Committee takes into consideration a number of factors, including: (i) relevant career experience, relevant technical skills, industry knowledge and experience and financial expertise; (ii) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and the ability to work collegially; and (iii) the extent to which the candidate would fulfill a present need on our Board of Directors.

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates who may come to the attention of the Committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Nominating and Governance Committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth above.

Certain information about the nominees is set forth below:

Name	Age	Served as a Director Since
William F. Borne	50	1982
Ronald A. LaBorde	51	1997
Jake L. Netterville	69	1997
David R. Pitts	68	1997
Peter F. Ricchiuti	50	1997
Donald A. Washburn	63	2004

William F. Borne. Mr. Borne founded our Company in 1982 and has been Chief Executive Officer and Chairman of our Board of Directors since then. He is also a member of the Board of Directors of Business First Bank of Louisiana.

Ronald A. LaBorde. Mr. LaBorde manages personal investments, which include non-public, operating companies, and provides management consulting services to various companies. Prior to March 2007, he was a principal of Miller-LaBorde, LLC, an insurance agency that specialized in supplemental employee benefits. From 1995 to May 2003, Mr. LaBorde was President and Chief Executive Officer of Piccadilly Cafeterias, Inc., a publicly traded retail restaurant business. Mr. LaBorde was appointed our Lead Director in February 2003.

Jake L. Netterville. Mr. Netterville was the Managing Partner of Postlethwaite & Netterville, a professional accounting corporation, from 1977 to 1998 and has since been Chairman of its Board of Directors. Mr. Netterville is a certified public accountant, has served as Chairman of the Board of Directors of the American Institute of Certified Public Accountants, Inc. (“AICPA”) and is a permanent member of the AICPA’s Governing Council. Mr. Netterville was appointed Chairman of the Audit Committee of our Board of Directors in February 2003.

David R. Pitts. Mr. Pitts has been President and CEO of Pitts Management Associates, Inc. (“PMA”) since 1981 and Chairman and CEO of PMA since 1999. PMA is a national hospital and healthcare management and consulting firm. Mr. Pitts has over forty years experience in hospital operations, healthcare planning and multi-institutional organizations, and has served in executive capacities in a number of hospitals, multi-hospital systems and medical schools. He also serves as Chairman of the Board of Directors of Business First Bank of Louisiana and Chair of the Church Pension Group in New York City and is a member of the North American Advisory Board of Sodexho and the Healthcare Advisory Board of Clark Consulting. He is certified in hospital and healthcare administration and is a Fellow of the American College of Healthcare Executives. Mr. Pitts is Chairman of the Compensation Committee of our Board of Directors.

Peter F. Ricchiuti. Mr. Ricchiuti has been Assistant Dean and Director of Research of BURKENROAD REPORTS at Tulane University’s A. B. Freeman School of Business since 1993, and a Clinical Professor of Finance at Tulane since 1986. Mr. Ricchiuti is Chairman of the Investment Committee of our Board of Directors.

Donald A. Washburn. Mr. Washburn, a private investor for over five years, currently serves as a director on the boards of the following publicly traded companies: (i) LaSalle Hotel Properties, a real estate investment trust; (ii) The Greenbrier Companies, Inc., a manufacturer and lessor of rail cars and barges; and (iii) Key Technology, Inc., which designs and manufactures process automation systems for the food processing and industrial markets. He also serves on several private company boards. Mr. Washburn is Chairman of the Nominating and Governance Committee of our Board of Directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE.

Nomination Process

Stockholders may propose a nominee for consideration by the Nominating and Governance Committee by sending the following information to our Corporate Secretary, at 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana 70816, who will forward the information to the Chairman of the Committee:

•	Name, mailing address and telephone number of the stockholder;

•	The proposed nominee’s name, mailing address and telephone number;

•	A statement whether the proposed nominee knows that his or her name is being suggested by the stockholder, and whether he or she has consented to being suggested and is willing to serve;

•	The proposed nominee’s resume or other description of his or her background and experience; and

•	The stockholder’s reasons for proposing that the individual be considered.

A stockholder of record who does not wish to follow the foregoing procedure but who wishes instead to nominate directly one or more persons for election to our Board of Directors must comply with the procedures established by our Bylaws. Under our Bylaws, the nomination of persons for election to our Board of Directors may be made only:

•	Pursuant to our notice of Annual Meeting;

•	By or at the direction of our Board of Directors; or

•

By any stockholder of record (at the time that notice is required to be given in accordance with our Bylaws) who is entitled to vote at the Annual Meeting and who complies with the notice procedures in our Bylaws.

Our Bylaws provide that for nominations to be properly brought before a meeting by a stockholder, the stockholder must have delivered a written notice to our Corporate Secretary at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day before the first anniversary of the preceding year’s Annual Meeting; except that if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such Annual Meeting and not later than the close of business on the later of the 60th day before such Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of such meeting. The notice must set forth:

•

As to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and

•

As to the stockholder giving the notice or the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the number of shares of our Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner.

No stockholder director nominees were submitted in accordance with the forgoing procedures for the 2008 Annual Meeting.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors held five in-person and eight telephonic meetings in 2007. Our Board of Directors maintains Audit, Compensation, Nominating and Governance and Investment Committees that are each comprised solely of independent directors. Each Committee operates under a written charter adopted by our Board of Directors. Each Board committee meets in person on or around the date of each in-person Board meeting. The Investment Committee did not meet formally during 2007, but did take action by unanimous written consent, as permitted by Delaware law. Each director attended at least 75% of the total number of Board meetings and meetings of the Committees on which he served during 2007.

Board Committees

Audit Committee

The Audit Committee’s responsibilities are covered by its charter, a copy of which appears on the Corporate Governance sub-page of our website, specifically: http://www.amedisys.com/committees.cfm. The committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, and its responsibilities include hiring and supervising the work of our independent auditor and our Senior Vice President of Internal Audit and overseeing our financial reporting process, internal controls and legal and regulatory compliance.

The Audit Committee is comprised of Jake L. Netterville (Chairman) and each of our other independent directors. Our Board of Directors has determined that each member of the Audit Committee also meets the definition of an “independent director” as defined by SEC Rule 10A-3 and that Messrs. Netterville and LaBorde qualify as “audit committee financial experts” as defined by Item 407(d)(5) of SEC Regulation S-K and NASDAQ Marketplace Rule 4350(d)(2)(A). This determination is based on the fact that Mr. Netterville is a certified public accountant and Mr. LaBorde, in his previous capacity as Chief Executive Officer of Piccadilly Cafeterias, Inc., a publicly-traded company, directly supervised that company’s Chief Financial Officer.

Compensation Committee

The Compensation Committee reviews and acts on compensation levels and benefit plans for our executives, approves director compensation and approves the issuance of stock options, nonvested stock and other equity-based awards under our stock option plans. The Compensation Committee is comprised of David R. Pitts (Chairman) and each of our other independent directors. Our Board of Directors has determined that each member of the Compensation Committee meets the definition of an “outside director” as defined by regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code and is a “non-employee director” as defined in the SEC’s Rule 16b-3. The Compensation Committee may not delegate any of its authority with respect to approving the compensation (including equity-based compensation) of our directors and executive officers. The Committee may delegate its authority to approve awards of equity-based compensation to persons other than our directors and Executive Officers to our Chief Executive Officer. A copy of the Compensation Committee’s charter appears on the Corporate Governance sub-page of our website, specifically: http://www.amedisys.com/committees.cfm.

Nominating and Governance Committee

The Nominating and Governance Committee, formed in October 2004, recommends to our Board of Directors all nominees for election to our Board of Directors. The Nominating and Governance Committee also provides assistance to our Board of Directors in the annual evaluations of our Board of Directors and the review and consideration of corporate governance practices. The Nominating and Governance Committee is comprised of Donald A. Washburn (Chairman) and each of our other independent directors. A copy of the Nominating and Governance Committee’s charter appears on the Corporate Governance sub-page of our website, specifically: http://www.amedisys.com/committees.cfm.

Investment Committee

The Investment Committee is comprised of Peter F. Ricchiuti (Chairman) and Ronald A. LaBorde, and its purpose is to monitor our cash investments for investment quality, risk and rate of return consistent with established cash investments policy guidelines. The Committee did not meet formally during 2007 but took action by written consent.

Lead Director

Ronald A. LaBorde is our Lead Director. The Lead Director performs the following functions: consulting with the Chairman regarding Board and Committee meeting agendas, maintaining dialogue with executive management and presiding over executive sessions with non-management directors.

Board Independence, Stockholder Communications & Board Attendance at the Annual Stockholders Meeting

Our Board of Directors has determined that all directors other than Mr. Borne are “independent” under the director independence requirements and listing standards of The NASDAQ Global Select Market. The independent directors meet in executive session on a regular basis in connection with each in-person Board meeting without any members of our management or non-independent directors present. Mr. LaBorde presides over these executive sessions as Lead Director.

Stockholders who wish to communicate with our Board of Directors should address their communications to our Corporate Secretary, who is responsible for promptly disseminating such communications to our Board of Directors. Stockholders who would like to submit the name of a person for consideration as a director nominee should address any communication to our Corporate Secretary in accordance with the procedures described under the heading “Nomination Process.”

We do not have a formal policy regarding attendance by Board members at the annual stockholders meeting because management is available at the meeting to answer questions from stockholders in attendance. Historically, we have had low stockholder attendance at our annual stockholders meetings. Our Lead Director, Mr. LaBorde, attended the 2007 Annual Meeting of Stockholders.

CODE OF ETHICAL BUSINESS CONDUCT

Our Board of Directors has also adopted a Code of Ethical Business Conduct that is applicable to all our directors, Executive Officers and employees. The Code is available on the “Investors” section of our website, http://www.amedisys.com, using the link entitled “Pledge to our Stockholders.” The purpose of the Code is to, among other things, deter wrongdoing and promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our filings with the SEC and in public communications; compliance with applicable laws, rules and regulations; the prompt internal reporting of violations; and accountability.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors and Executive Officers, and persons who own more than ten percent of our Common Stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2007 and written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2007.

PROPOSAL 2—APPROVAL OF 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

What is the Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan?

The Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) is a comprehensive incentive compensation plan that provides for various stock and option awards and also provides for limited cash awards. The Omnibus Plan also sets forth a list of general performance criteria that may be utilized when structuring awards that are intended to be tax deductible under §162(m) of the Internal Revenue Code of 1985, as amended (the “Internal Revenue Code”).

Has the Board of Directors adopted the Omnibus Plan?

Yes, but the Board of Directors’ adoption of the Omnibus Plan is subject to stockholder approval at the Meeting.

Is the Board of Directors asking for an increase in the number of shares available for equity grants?

No. As of the record date of the Meeting, there remained a total of 1,862,459 shares that had been reserved for issuance under the Company’s 1998 Stock Option Plan (the “1998 Plan”) (1,637,659 shares) and Directors’ Stock Option Plan (the “Directors Plan”) (224,800 shares) but had not yet been awarded. This is the number of shares that we are proposing be reserved for issuance under the Omnibus Plan. No further awards can be made under either the 1998 Plan or the Directors Plan.

This number may be adjusted for changes in our capital structure, such as a stock split. In addition, the following categories of shares will be available again for grant under the Omnibus Plan:

•

those related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares (including presently outstanding awards for 812,810 shares under the 1998 Plan and the Directors Plan);

•	those that are settled in cash in lieu of common stock; and

•	those that are used by a participant for payment of the purchase price of common stock upon exercise of an option or for withholding taxes due as a result of that exercise.

Why is the Board proposing adoption of the Omnibus Plan at this time?

In today’s compensation environment, our ability to attract and retain high-quality employees and high-quality independent directors (whom we refer to throughout this section as “non-employee directors”) is critical to our success. In furtherance of this objective, it is essential that we are able to provide equity incentives, such as stock options and restricted stock awards, as a part of our total compensation packages. We believe that incentive compensation grants have been an important part of our successful employee and non-employee director recruiting and retention efforts to date and we expect such grants will remain a key part of this process going into the future. However, each of the plans under which we previously granted such awards, the 1998 Plan and the Directors Plan, has now expired. Accordingly, our Board of Directors has adopted the Omnibus Plan to address our needs to be able to offer equity incentives going forward. NASDAQ listing requirements, however, require that we submit any equity compensation plan, such as the Omnibus Plan, to our stockholders for approval. The primary purpose of the Omnibus Plan is to motivate selected employees of the Company and certain of our subsidiaries and affiliates as well as certain of our consultants to put forth maximum efforts toward our continued growth, profitability, and success.

When will the Omnibus Plan become effective?

The Omnibus Plan will become effective as of June 5, 2008, the date of the Meeting, if it is approved by our stockholders at the Meeting.

When will the Omnibus Plan terminate?

The Omnibus Plan does not specify a certain termination date. Rather, it will terminate on the date determined by our Board of Directors or by the committee of our Board of Directors that administers the Omnibus Plan.

Who administers the Omnibus Plan?

The Compensation Committee of our Board of Directors, or another committee if designated by our Board of Directors, will administer the Plan. Only non-employee directors who meet the director independence standards set forth in the listing requirements of the NASDAQ Global Select Market may serve on the Compensation Committee. Those directors also are required to be “non-employee directors,” as that term is defined in the rules promulgated by the SEC under Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), and “outside directors,” as that term is defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code. With respect to awards under the Omnibus Plan to non-employee directors, only the independent members of the Board of Directors administer the Omnibus Plan.

The Compensation Committee may delegate, but it is not required to delegate, some or all of its authority and duties under the Omnibus Plan to our Chief Executive Officer or to our other senior officers, except that only the Compensation Committee may select, grant, and establish the terms of awards to our five most highly compensated officers or to any of our officers who are subject to the reporting requirements of Section 16 of the 1934 Act. We refer to our five most highly compensated officers as “covered employees” throughout this section.

Who can participate in the Omnibus Plan?

The following persons are eligible to participate in the Omnibus Plan:

•	all of our employees and all employees of our 50% or more owned subsidiaries (currently over 14,500 employees);

•	all employees of any 20% or more owned affiliates that our Board of Directors designates as a “participating employer,” if we have any in the future;

•	our non-employee directors (currently five directors); and

•	certain consultants to the Company and its subsidiaries and affiliates.

The selection of the participants, other than our non-employee directors, who will receive awards, is entirely within the discretion of the Compensation Committee, except that only employees of the Company or its 50% or more owned subsidiaries may receive incentive stock options.

What types of awards does the Omnibus Plan allow?

The Omnibus Plan authorizes the grant of the following types of awards to all eligible participants:

Stock Options. Stock options granted under the Omnibus Plan may be incentive stock options, other tax-qualified stock options, or non-qualified stock options. A stock option entitles the participant to purchase shares of our common stock from us at a specified exercise price. The exercise price will be fixed by the Compensation Committee at the time the option is granted, but the price cannot be less than the underlying shares’ fair market value as of the date of grant or, in the case of incentive stock options, if the participant owns more than 10% of our common stock, not less than 110% of the underlying shares’ fair market value on the date of grant. The exercise price may be paid in cash, with shares of our common stock, with other property as allowed by the Compensation Committee, or a combination of allowable methods. Options may be exercised at the times and subject to the conditions set by the Compensation Committee. The maximum period in which an option may be exercised will be fixed by the Compensation Committee at the time the option is granted but cannot exceed ten years or, with respect to incentive stock options granted to participants who own more than 10% of our common stock, five years.

Stock Appreciation Rights. Stock appreciation rights, or “SARs,” are rights to receive a payment equal to the appreciation in value of a stated number of shares of our common stock from the price established by the Compensation Committee at the time of the grant in the award notice to the market value of that number of shares of common stock on the date of exercise. SARs may be granted in tandem with related options or as a freestanding security. The exercise price of a SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by that option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be determined by the Compensation Committee on the date of grant, but the price cannot be less than the fair market value of the stated number of shares of common stock as of the date the SAR is granted.

Stock Awards. Stock awards may be granted in the form of shares of our common stock, nonvested (sometimes known as restricted) shares of our common stock or units of our restricted common stock. A unit is a bookkeeping entry we may use to record and account for the grant of an award until it is paid, canceled, forfeited or terminated. The Compensation Committee will determine the amount and any terms, conditions, restrictions, including without limitation restrictions on transferability and the continued employment of the participant, and limitations of stock awards to be granted to any participant during a particular year. The Compensation Committee also will determine the performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse. Nonvested shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a vesting period or other conditions specified by the Compensation Committee in the award notice. A participant granted nonvested shares of common stock generally has most of the rights of a stockholder of the Company with respect to the nonvested shares, including the right to receive dividends and the right to vote such shares. None of the nonvested shares may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) during the vesting period or until after fulfillment of additional restrictive conditions. Each restricted stock unit has a value equal to the fair market value of a share of common stock on the date of grant (or on the date of approval by the Compensation Committee). The Compensation Committee determines, in its sole discretion, the restrictions applicable to the restricted stock units. A participant holding restricted stock units will be credited with dividend equivalents as specified in any award notice. Except as determined otherwise by the Compensation Committee, restricted stock units may not be transferred, encumbered or disposed of (and no transfers for consideration shall be permitted), and such units shall terminate, without further obligation on our part, unless the participant remains in our continuous employ for the restricted period and any other restrictive conditions relating to the restricted stock units are met.

Cash Bonuses. While cash bonuses may, and will, be paid outside the Omnibus Plan, the Compensation Committee will determine the persons eligible to receive cash bonuses under the Omnibus Plan and the amount, terms and conditions of those cash bonuses. No covered employee will be eligible to receive a cash bonus under the Omnibus Plan in excess of $5 million in any calendar year. Also, no covered employee may receive a cash bonus under the Omnibus Plan unless the cash bonus constitutes a “qualified performance-based award” as described below.

Qualified Performance-Based Awards. A “qualified performance-based award” is any stock option or SAR granted under the Omnibus Plan, or any other award granted under the Omnibus Plan that the Compensation Committee designates as a qualified performance-based award and that is contingent on the achievement of certain pre-established performance goals. At the beginning of the performance period, in addition to the determinations to be made by the Compensation Committee as described above for any particular type of award, the Compensation Committee will determine the size of the award to be granted to the participant, the performance period, and the performance goals. At the end of the performance period the Compensation Committee will determine the degree of achievement of the performance goals which will determine the payout. No qualified performance-based award will be earned, vested or paid until the Compensation Committee certifies the attainment of the pre-established performance goals, except under very limited circumstances. The Compensation Committee may set performance goals using any combination of the criteria described below under “What are the performance goals under the Omnibus Plan?”, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a subsidiary or a division, region, department or function within the Company or any of its subsidiaries.

Other Awards. The Compensation Committee may grant any other type of award that is consistent with the Omnibus Plan’s purpose.

What types of awards does the Omnibus Plan allow for the non-employee directors?

Our non-employee directors generally may receive awards under the Omnibus Plan similar to those granted to other participants. We have described those grants under the caption “Director Compensation.” The Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation be payable in non-qualified stock options, nonvested shares and restricted stock units, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Other than with respect to their retainer and other fees, non-employee directors are also eligible to receive other awards pursuant to the terms of the Omnibus Plan, including options and SARs, nonvested shares and restricted stock units, upon such terms as the Board of Directors may determine; provided, however, that with respect to awards made to non-employee directors, the Plan will be administered by the Board.

What are the performance goals under the Omnibus Plan?

Under the Omnibus Plan, any award may, but need not, be subject to the satisfaction of one or more performance goals. Performance-based compensation will be awarded if the Compensation Committee determines that such awards are in the best interest of the Company and its stockholders. Performance goals for awards will be determined by the Compensation Committee and will be designed to support our business strategy and align executives’ interests with stockholder interests.

Awards (other than stock options and stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be subject to performance goals based on one or more of the following business criteria as applied, in the Compensation Committee’s discretion:

•	return on capital, equity, or assets (including economic value created);

•	productivity or operating efficiencies;

•	cost improvements;

•	cash flow;

•	sales revenue growth;

•	net income, earnings per share, or earnings from operations;

•	quality;

•	customer satisfaction;

•	comparable store sales;

•	stock price or total stockholder return;

•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) or EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization and Rent);

•	after tax operating income;

•	book value per share;

•	debt reduction;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

•	any combination of the foregoing.

Are there any limits on the amount or terms of awards that can be granted under the Omnibus Plan?

Yes. Subject to adjustment for changes in our capital structure, no participant may receive options, SARs, stock awards or stock units under the Omnibus Plan during any one calendar year that, taken together, relate to more than 500,000 shares.

With the exception of “qualified performance-based awards,” which are subject to a minimum one-year vesting period, no more than 10% of the total shares authorized for delivery under the Plan may be granted in SARs, stock awards or stock units which vest within less than one year after the date of grant, and with respect to these awards in excess of the 10% authorized shares, the vesting period must exceed one year, with no more than one-third of the shares vesting at the end of each of the twelve-month periods following the grant date.

The maximum amount of any cash bonus that may be granted under the Omnibus Plan in any calendar year to any participant who is a covered employee in that year is $5 million.

Who can amend the Omnibus Plan?

The Compensation Committee may amend the Omnibus Plan at any time for any reason or no reason, except that the Compensation Committee must obtain stockholder approval to adopt any amendment:

•	affecting covered employees that otherwise requires the vote of our stockholders under Section 162(m) of the Internal Revenue Code;

•	resulting in repricing stock options or otherwise increasing the benefits accruing to participants or to our non-employee directors;

•	increasing the number of shares of our common stock issuable under the Omnibus Plan; or

•	modifying the requirements for eligibility.

The Compensation Committee also must obtain stockholder approval if the Compensation Committee believes stockholder approval is necessary or advisable to:

•	permit awards to be exempt from liability under Section 16(b) of the 1934 Act;

•	comply with the listing or other requirements of an automated quotation system or stock exchange; or

•	satisfy any other tax, securities or other applicable laws, policies or regulations.

What happens to awards under the Omnibus Plan if there is a change in control of the Company?

Unless otherwise determined by the Board or the Compensation Committee prior to the “change in control,” in the event of a “change in control” of the Company, as defined in the Omnibus Plan:

•	all stock options, including those awarded to our non-employee directors, and SARs granted under the Omnibus Plan will fully vest;

•	all restrictions will lapse and the awards subject to those restrictions will fully vest;

•	the value of all vested awards will be cashed out on the “change in control price” as defined in the Omnibus Plan; and

•

there will be a pro rata payout to participants based upon an assumed achievement of all relevant targeted performance goals or measures and upon the length of time within the performance period that has elapsed prior to the change in control.

A “change in control” will occur if:

•	any person becomes the beneficial owner of 50% or more of our voting securities;

•	after a merger or other similar transaction, the majority of our stockholders prior to the transaction are no longer a majority of our stockholders after the transaction; or

•

our directors cease to constitute a majority of the Board during any given two year period unless at least 2/3 of the directors in office at the beginning of that period approved the nomination of any new director.

What happens to awards of participants whose employment is terminated?

A participant whose employment is terminated for “cause” (as defined in the Omnibus Plan) forfeits (to the greatest extent allowed by law) all awards under the Omnibus Plan that, at the time of termination, are unexercised, unvested, unearned, or unpaid. Otherwise, the Compensation Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award notice or in its rules or regulations.

What are the federal tax consequences of the awards granted under the Omnibus Plan?

The following is a brief summary of the United States federal income tax consequences related to awards granted under the Omnibus Plan:

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

If a participant sells shares acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant generally must recognize ordinary income equal to the difference between (i) the fair market value of the shares at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the such shares), and (ii) the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of a share awards, the participant will recognize ordinary income on the fair market value of the common stock at the time of the grant. Upon a grant of nonvested shares, the participant will recognize ordinary income on the fair market value of the common stock at the time the nonvested shares vest unless a participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or through a share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised, the shares are awarded or the nonvested shares become vested (or are granted, if a Section 83(b) election is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its four most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that qualified performance-based awards qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.

What benefits have been approved under the Omnibus Plan, subject to stockholder approval?

As of the date of this Proxy Statement, the following awards have been approved for issuance by the Compensation Committee under the Omnibus Plan, subject to their being defeased in the event of the failure of our stockholders to approve the Omnibus Plan:

(1)	Nonvested stock awards to our executive officers in the share amounts listed below:

William F. Borne—6,301 shares

Dale E. Redman—1,454 shares

Larry R. Graham—3,454 shares

Alice Ann Schwartz—1,212 shares

Jeffrey D. Jeter—752 shares

The shares vest in equal one-third installments on April 1, 2009, April 1, 2011 and April 1, 2012.

(2)	Nonvested stock awards to employees with the following titles:

Senior Vice President—Corporate (eight employees; 1,451 shares each)

Senior Vice President—Business Development (two employees; 2,176 shares each)

Senior Vice President—Operations (two employees; 2,176 shares each)

Vice President—Operations (ten employees; 1,209 shares each)

Vice President—Business Development—(four employees; 1,209 shares each)

Vice President—Corporate (19 employees; 726 shares each)

Area Vice President—Business Development (23 employees; 726 shares each)

Area Vice President—Operations (32 employees; 726 shares each)

The shares vest in equal one-third installments on April 1, 2011, April 1, 2012 and April 1, 2013.

(3)	A total additional 4,500 shares of nonvested stock awarded to three employees upon hire.

The shares vest in equal one-third installments on the third, fourth and fifth anniversaries of the grant date.

(4)	Restricted Stock Unit (“RSU”) awards to the following executive officers:

40% of the total award is in the form of time vesting restricted stock units and 60% of the total award is subject to performance-based grant conditions, based on the Company’s 2008 earnings per share.

Accordingly, the performance-based portion of the award is not determinable at this time. The time-vesting portion of the restricted stock units was determined by dividing 40% of the total award value by the closing price of the Company’s common stock on April 1, 2008.

William F. Borne—14,504 RSUs

Dale E. Redman—3,626 RSUs

Larry R. Graham—9,307 RSUs

Alice Ann Schwartz—3,385 RSUs

Jeffrey D. Jeter—871 RSUs

NEW PLAN BENEFITS

Except for the awards described above, the benefits or amounts that will be received by or allocated to Omnibus Plan participants are not determinable because awards under the Omnibus Plan are awarded in the Compensation Committee’s discretion. The following table sets forth the benefits that will be received by or allocated to all executive officers as a group, all non-executive directors as a group and all non-executive officer employees as a group on June 5, 2008, assuming the Omnibus Plan is approved by our stockholders.

Name and Position	Dollar Value ($)	Number of Shares**
Executive Officers (five persons)	$1,887,064	44,866
Non-Employee Directors (five persons)	—	—
Non-Executive Officer Employees (103 persons)	$4,015,132	95,462

**	Including shares underlying unvested RSUs

What was the recent closing price of the Company’s common stock?

The closing price of our common stock reported on the NASDAQ Global Select Market on April 17, 2008, the record date for the Meeting, was $42.06 per share.

Is the description of the Omnibus Plan in this document complete?

No. The description of the Omnibus Plan in this document is only a summary. We encourage you to read the entire Omnibus Plan to understand all of its terms. A copy of the Omnibus Plan has been provided as Exhibit A to this Proxy Statement. In addition, we will send to you, without charge, a copy of the Omnibus Plan upon your request. You may send your request to Corporate Secretary, Amedisys, Inc., 5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816.

How many shares currently are subject to outstanding options, what is the average exercise price and how many shares are available for grant under the Company’s existing equity compensation plans?

Equity Compensation Plan Information as of December 31, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	899,361	$16.01	1,852,752

(1)

The amounts included in column (a) include our outstanding options and warrants as of December 31, 2007. The 50,667 warrants were issued as part of a private placement in November 2003 and were not issued under an equity based compensation plan. The amounts included in column (a) do not include outstanding awards of nonvested shares and restricted stock units, which amounted to 132,709 and 42,958, respectively as of December 31, 2007.

(2)

The amounts included in column (c) include 1,627,952 securities available for issuance under our 1998 Stock Option Plan and 224,800 shares available for issuance under our Directors’ Stock Option Plan. As of April 11, 2008, our 1998 Stock Option Plan was expired, and thus the 1,627,952 shares are no longer available for issuance under this plan.

(3)	We do not have any equity compensation plans in place that were not approved by our security holders.

Equity Compensation Plan Information as of April 11, 2008

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	863,477	$15.95	224,800

(1)

The amounts included in column (a) include our outstanding options and warrants as of April 11, 2008. The 50,667 warrants were issued as part of a private placement in November 2003 and were not issued under an equity based compensation plan. The amounts included in column (a) do not include outstanding awards of nonvested shares and restricted stock units, which amounted to 129,672 and 71,142, respectively as of April 11, 2008.

(2)	The amounts included in column (c) include 224,800 shares available for issuance under our Directors’ Stock Option Plan.
(3)	We do not have any equity compensation plans in place that were not approved by our security holders.

What vote is required for approval of the Omnibus Plan?

The Company’s Bylaws and Section 162(m) of the Internal Revenue Code provide that this proposal must be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal. The NASDAQ listing standards provide that this proposal must be approved by the affirmative vote of a majority of the votes cast on this proposal, provided that the total vote cast on this proposal represents over 50% in interest of all shares entitled to vote on this proposal. If the proposal is not approved by our stockholders, we will no longer have the ability to issue equity awards.

What does the Board recommend?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMEDISYS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

STOCK OWNERSHIP

The following table shows beneficial ownership of our Common Stock as of April 11, 2008, unless otherwise indicated, by (i) each person known by us to beneficially own more than five percent of our Common Stock in accordance with Rule 13d-3 under the Exchange Act, (ii) each of our directors and director nominees, (iii) each executive officer named in the Summary Compensation Table below (our “Executive Officers”), and (iv) all of our directors and Executive Officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of Common Stock.

Name	Shares Beneficially Owned	Percent of Voting Power
5% Stockholders
Lord Abbett & Co. LLC(1)	1,361,563	5.14%
FMR LLC(2)	1,350,300	5.10%
EARNEST Partners, LLC(3)	1,838,385	6.94%

Directors (except Mr. Borne)(4)
Ronald A. LaBorde	73,939	*
Jake L. Netterville	88,912	*
David R. Pitts	88,673	*
Peter F. Ricchiuti	55,333	*
Donald A. Washburn	30,931	*

Executive Officers
William F. Borne (Chairman of the Board)(5)	414,517	*
Larry R. Graham(6)	188,225	*
Dale E. Redman(7)	10,256	*
Alice A. Schwartz(8)	6,722	*
Jeffrey D. Jeter(9)	15,436	*
John F. Giblin(10)	378	*
All Executive Officers and Directors as a Group (11 Persons)(11)(12)

(*)	Less than one percent
(1)

Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2008, Lord, Abbett & Co. LLC, an investment adviser registered under the Investment Company Act of 1940, claims sole voting power of 1,153,414 of the shares of Common Stock, and beneficial ownership and sole dispositive power over 1,361,563 of the shares of Common Stock. The principal business address for Lord Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.

(2)

Based solely on the Schedule 13G filed by FMR LLC (“FMR”) and Edward C. Johnson 3d, Chairman of FMR (“Johnson”) with the SEC on February 14, 2008, the shares of Common Stock beneficially owned by FMR and Johnson consist of the following: (a) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR is the beneficial owner of 1,349,700 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”) and (b) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 600 shares of Common Stock as a result of its serving as investment manager of institutional accounts owning such shares. Johnson and FMR, through its control of Fidelity and the Funds, each has sole power to dispose of the 1,349,700 shares owned by the Funds. Members of the family of Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Johnson and FMR, through its control of PGATC, each has sole dispositive power over 600 shares and sole power to vote or to direct the voting of 600 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above. The principal business address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. The principal business address of PGATC is 53 State Street, Boston, Massachusetts, 02109. The principal business address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(3)

Based solely on the Schedule 13G filed with the SEC on February 13, 2008, EARNEST Partners, LLC, an investment adviser registered under the Investment Company Act of 1940, claims sole voting power of 494,150 of the shares of Common Stock, shared voting power of 477,235 of the shares of Common Stock and beneficial ownership and sole dispositive power over 1,838,385 of the shares of Common Stock. The principal business address for EARNEST Partners, LLC is 82 Devonshire Street, Boston, MA 02109.

(4)	Included in the “Shares Beneficially Owned” column for each of our non-employee directors are 2,667 shares of nonvested stock, 100% of which will vest on July 1, 2008.
(5)

Includes 15,000 shares held in trust for his minor children (sole investment and voting power for these shares are vested in a third party trustee), 15,000 shares owned by his wife over which she has sole voting and investment power and 3,605 shares of nonvested stock (100% of which will vest on June 21, 2008).

(6)

Includes 17,009 shares owned by his wife over which she has sole voting and investment power (including 1,236 shares of nonvested stock, which shares will vest in equal one-third increments on April 2, 2010, April 2, 2011 and April 2, 2012), 17,037 shares of nonvested stock (7,407 shares of which will vest on October 29, 2008, 2,222 shares of which will vest on February 17, 2009 and 7,408 shares of which will vest on October 29, 2009).

(7)	Includes 10,000 shares of nonvested stock (which shares will vest in equal one-third increments on February 21, 2010, February 21, 2011 and February 21, 2012).
(8)	Includes 3,128 shares of nonvested stock (which shares will vest in equal one-third increments on May 23, 2010, May 23, 2011 and May 23, 2012).
(9)	Includes 2,487 shares of nonvested stock (which shares will vest in equal one-third increments on May 23, 2010, May 23, 2011 and May 23, 2012).
(10)	Mr. Giblin resigned as our Chief Financial Officer effective as of February 21, 2007.
(11)

Includes shares that the named persons have, or will have within 60 days, the right to acquire pursuant to stock options, as follows: Mr. Borne, 137,101 shares; Mr. Graham, 100,691 shares; Mr. Redman, zero shares; Ms. Schwartz, zero shares; Mr. Jeter, 9,001 shares; Mr. Giblin, zero shares; Mr. LaBorde, 67,009 shares; Mr. Netterville 75,076 shares; Mr. Pitts, 75,076 shares; Mr. Ricchiuti, 40,036 shares; and Mr. Washburn, 13,334 shares.

(12)

Includes shares that the named persons have, or will have within 60 days, the right to acquire pursuant to vested restricted stock units, as follows: Mr. Borne, 17,519 shares; and Mr. Graham, 4,577 shares.

As described above under the heading “Proposal 2—Approval of Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan,” the Compensation Committee of the Company’s Board of Directors has approved awards of nonvested shares and restricted stock units to our Executive Officers which are subject to defeasance if the proposed 2008 Omnibus Incentive Compensation Plan is not approved at the Meeting. As described under the heading “Compensation Discussion and Analysis,” below, Mr. Graham and Mr. Borne received awards of restricted stock units in 2007. There are no voting rights associated with the shares of common stock underlying such restricted stock units until they vest, and there are no investment rights associated with the shares of common stock underlying such restricted stock units until the shares are delivered to the award holder.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) outlines our executive compensation philosophy, objectives and processes. It explains the decision making process used by our Compensation Committee (the “Committee”), the reasoning behind our executive compensation programs, and the actions the Committee took related to the compensation of the executives listed below (our “Executive Officers”):

William F. Borne—Chief Executive Officer

Larry R. Graham –President and Chief Operating Officer

Dale E. Redman—Chief Financial Officer

Alice A. Schwartz—Chief Information Officer

Jeffrey Jeter—Chief Compliance Officer

Executive Officer Compensation Disclosure

Executive compensation disclosure rules require us to report the compensation of our Principal Executive Officer, who is Mr. Borne, our Principal Financial Officer, who is Mr. Redman, and our next three highest-paid executives. During 2007, we had two individuals serve as Principal Financial Officer. John F. Giblin served as our Principal Financial Officer until his resignation effective February 21, 2007. Accordingly, certain information regarding Mr. Giblin’s employment with our Company and 2007 compensation is included in this CD&A and in the compensation tables immediately following this CD&A. On February 21, 2007, Mr. Redman, our Chief Financial Officer, assumed the role of Principal Financial Officer and Principal Accounting Officer and continues to serve in this capacity.

Compensation Philosophy and Objectives

Our compensation philosophy, which extends to all employees including our Executive Officers, is designed to align employee and stockholder interests. The philosophy’s objective is to pay fairly based upon the employee’s position, experience and performance. Employees may be rewarded through additional compensation when we meet or exceed targeted business objectives. As an employee’s level of responsibility increases, our compensation philosophy generally targets a greater portion of their compensation to be contingent upon company performance.

The objectives of our compensation philosophy are described below:

•	Market-driven. We structure our compensation programs to be competitive both in their design and in the total compensation that they offer.

•	Focused on the individual. We design our incentive compensation programs to attract, motivate and retain key management, including our Executive Officers.

•

Stockholder-aligned. All full-time employees have some portion of their incentive compensation aligned with our Company’s overall financial performance through cash bonus programs or equity grants, the value of which is directly tied to the price of our common stock.

•

Performance-based. All full-time employees have some portion of their incentive compensation linked to a combination of company, operating unit, and/or individual performance. The application of performance measures as well as the form of the award may vary depending on the employee’s position and responsibilities.

•

Values-oriented. Our Core Beliefs, as distributed to each employee upon hire, guide and support the design and administration of our compensation programs. We measure individual performance by taking into consideration both productivity and the extent to which each employee conducts business in accordance with our Core Beliefs. Our Core Beliefs are as follows:

•	Encourage all Amedisys employees to be stockholders;

•	Build careers, not jobs;

•	Have an owner’s mentality;

•	Be a visionary;

•	Hire great people and invest in their personal and professional growth;

•	Choose accountability over popularity;

•	Focus on the things you can control;

•	Require continuous improvement;

•	Communicate without fear of retribution;

•	Embrace and accept change;

•	Communicate, communicate, communicate;

•	Practice lateral service; and

•	Remember why we are here.

Compensation Administration

Role of the Compensation Committee

Pursuant to the terms of its charter, the Committee is responsible for the review and approval of all aspects of our executive compensation program and makes all decisions regarding the compensation of our Executive Officers, including our Chief Executive Officer. The Committee’s primary responsibilities are as follows:

•	Review and approval of corporate incentive goals and objectives relevant to executive compensation;

•	Evaluation of the performance of our Executive Officers and relative stockholder return;

•	Evaluation of the competitiveness of the total compensation package for our Executive Officers;

•	Evaluation and approval of Executive Officer employment, severance and change-in-control agreements; and

•

Approval of any changes to the total compensation package for our Executive Officers, including but not limited to changes to benefits, base salary, annual cash incentive and long-term equity incentive award opportunities and retention programs.

Additional information regarding the Committee’s responsibilities is set forth in its charter, a copy of which is posted on our website at http:// www.amedisys.com/committees.cfm

Role of the Chief Executive Officer

Our Chief Executive Officer, William Borne, makes recommendations to the Committee regarding the compensation of our other Executive Officers. The Committee often requests Mr. Borne to be present at Committee meetings when executive compensation and the performance of our Executive Officers are discussed and evaluated. Within the framework of the compensation programs approved by the Committee, Mr. Borne is encouraged to recommend base salary adjustments and make suggestions regarding incentive plan performance measures and equity compensation grants for these executives. Mr. Borne’s recommendations are based upon his assessment of each Executive Officer’s individual performance, the performance of their respective business units or functions, retention considerations and market factors. The Committee reviews these recommendations before making its decision. Mr. Borne does not play any role in the Committee’s deliberation of matters impacting his own compensation, and only Committee members are permitted to vote on matters related to Executive Officer compensation.

Role of the Independent Compensation Consultant

The Compensation Committee’s charter grants the Committee the authority to retain experts in the field of executive compensation to assist the Committee in fulfilling its duties. In 2007, the Compensation Committee engaged Pearl Meyer & Partners as its compensation consultant. In 2007, Pearl Meyer & Partners provided the following consulting services to the Committee:

•

Executive compensation review and related advice. The review was based on published survey data and information for a “peer group” of publicly held companies with comparable revenues in the healthcare services sector;

•

Advice concerning employment agreements, including a comparison of the terms of our executive compensation agreements to published survey data and executive compensation agreements adopted by our peer group;

•	Non-employee director compensation review and related advice; and

•	Assistance with the preparation of the compensation-related portions of our proxy statement.

Because Pearl Meyer & Partners does not provide any non-compensation related services to our Company, we believe that they are independent of management and provide the Compensation Committee with objective advice.

As part of its engagement, Pearl Meyer & Partners participated in meetings with both the Compensation Committee and senior management to learn more about our business strategy and executive compensation objectives. The Committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts in certain capacities with our management-level employees.

Review of Executive Officer Compensation

The Committee reviews each Executive Officer’s compensation on an annual basis to ensure that it is consistent with our compensation philosophy, which is described above. In late 2006, the Committee reviewed a report prepared by Pearl Meyer & Partners that compared components of our Executive Officers’ compensation to survey data and the compensation practices adopted by a “peer group” of similarly sized companies in the healthcare services sector (the “2006 Peer Group”).1 The Committee also considered the alignment of our then-current compensation practices compensation philosophy, program structure, retention goals and other factors before making compensation decisions. In November 2007, Pearl Meyer and Partners prepared a report comparing our Executive Officers’ compensation to survey and peer group data of similarly sized companies in the healthcare services sector (the “2007 Peer Group”).2 In developing the 2007 Peer Group, the Committee worked with Pearl Meyer and Partners to update the peer group to better reflect comparisons to the Company’s growth and performance. During 2007, based on an assessment of our goals and objectives for the compensation of our Executive Officers, the Committee approved the following, which are discussed in further detail under related subheadings in this CD&A:

•	Adjustments to certain Executive Officers’ base salaries;

[1]

The 2006 Peer Group was comprised of the following companies: Apria Healthcare Group, Inc., Lincare Holdings, Inc., Psychiatric Solutions, Inc., Gentiva Health Services, Inc.,, Five Star Quality Care, Inc., Option Care, Inc., , Healthways, Inc., Rotech Healthcare, Inc., Odyssey Healthcare, Inc., Matria Healthcare, Inc., American Homepatient, Inc., Allied Healthcare Intl. Inc., Hooper Holmes Inc., Curative Health Services Inc., Vistacare Inc. and American Dental Partners Inc. (collectively, the “2006 Peer Group”).

[2]

The 2007 Peer Group was comprised of the following companies: Apria Healthcare Group, Inc., Lincare Holdings, Inc., Res-Care, Inc., Psychiatric Solutions, Inc., Gentiva Health Services, Inc., Sun Healthcare Group, Inc., Five Star Quality Care, Inc., Option Care, Inc., Rehabcare, Group, Inc., National Healthcare Corp., Rural/Metro Corp, Healthways, Inc., Rotech Healthcare, Inc., Amsurg Corp, Emeritus Corp, Odyssey Healthcare, Inc., Matria Healthcare, Inc., American Homepatient, Inc. and Air Methods Corp. (collectively, the “2007 Peer Group”).

•	Grants of performance-based restricted stock units to Messrs. Borne and Graham and grants of nonvested stock to Messrs. Redman and Jeter and Ms. Schwartz; and

•	New employment agreements for each of our Executive Officers.

Components of Compensation

We compensate our Executive Officers through the following components:

•	Base salary;

•	Annual incentive compensation (cash bonus awards);

•	Long-term incentives (equity-based awards); and

•	Retirement, health and welfare benefits and, if deemed appropriate, perquisites.

In determining how our Executive Officers’ total compensation package is allocated among these components, the Committee emphasizes the components that reward the accomplishment of business objectives and create stockholder value. Concurrently, the Committee believes it is appropriate to provide our Executive Officers with a reasonable level of guaranteed compensation through base salary and benefits, together with significant opportunity for additional compensation through annual and long-term incentives. Our Chief Executive Officer and other Executive Officers have a higher percentage of variable compensation relative to our other employees. The Committee believes this is appropriate because of the direct influence that our Executive Officers have on our financial performance.

Base salaries, benefits and incentive targets are generally set between the median and 75th percentile of comparable positions based on published surveys and an analysis of the compensation programs adopted by our Peer Group and other publicly-traded companies of comparable size, as described further below. Our Executive Officers’ total compensation is weighted toward variable compensation through annual cash incentives and equity-based awards. If targeted performance levels are not achieved, our Executive Officers’ compensation is likely to be below comparable positions in similar organizations. Alternatively, if the targeted performance levels are exceeded, our Executive Officers’ compensation is likely to be above comparable positions in similar organizations.

Base Salaries

We target our Executive Officers’ base salaries to be competitive when compared to the salary levels of persons holding similar positions in our Peer Group and other publicly-traded companies of comparable size. The Committee also considers each Executive Officer’s respective responsibilities, experience, expertise and individual performance when setting base salaries.

Based on a review of the compensation practices adopted by our 2006 Peer Group and upon the recommendation of Mr. Borne, Mr. Graham received a base salary adjustment in April 2007 and, based upon a review of the compensation practices adopted by our 2007 Peer Group and upon the recommendation of Mr. Borne, Mr. Jeter and Ms. Schwartz received base salary adjustments in November 2007. Messrs. Borne, Redman and Giblin did not receive any salary adjustments in 2007. The salary adjustments are as follows:

Name	2007 Beginning Base Salary	2007 Ending Base Salary	Percentage Increase	Effective Date
Larry R. Graham	$425,000	$475,000	11.8%	4/1/2007
Alice A. Schwartz	$200,000	$250,000	25.0%	12/19/2007
Jeffrey D. Jeter	$140,000	$155,000	10.7%	12/19/2007

These base salary adjustments were greater than our typical annual cost of living/merit adjustments. In each case, the Committee considered each executive’s position relative to the market data presented through the review of the compensation practices of the relevant Peer Group, their compensation relative to other Company executives, their performance and increased responsibilities.

Our Executive Officers’ base salaries were adjusted by the Committee in February 2008 (effective April 1, 2008), as follows:

Name	2008 Beginning Base Salary	2008 Adjusted Base Salary	Percentage Increase
William F. Borne	$650,000	$750,000	15.4%
Larry R. Graham	$475,000	$550,000	15.8%
Dale E. Redman	$300,000	$375,000	25.0%
Alice Ann Schwartz	$250,000	$350,000	40.0%
Jeffrey D. Jeter	$155,000	$180,000	16.1%

In making the salary adjustments, the Committee considered each executive’s position relative to the market data for its 2007 Peer Group and the expanded responsibilities of each executive due to the Company’s significant increase in size. In addition, the Committee specifically considered each executive’s performance and substantially increased responsibilities.

2007 Annual Incentive Compensation

Prior to 2007, the Committee paid cash bonuses to management employees, including our Executive Officers, based on our financial and operational results for the year under consideration. The factors that the Compensation Committee would consider to determine annual incentive payment (i.e. cash bonus) amounts would vary from year to year, essentially making such awards discretionary in nature. The Committee believed that discretionary bonuses provided flexibility to reward performance in a period where annual performance goals proved to be difficult to establish and may have had to be continuously revised as we experienced rapid expansion of our business.

Early in 2007, the Committee reassessed the practice of rewarding our Executive Officers through an entirely discretionary bonus program and established incentive compensation performance measures based on our Company’s continued profitable growth. The target bonus opportunity for each Executive Officer was expressed as a percentage of base salary: Mr. Borne—100% of base salary, Mr. Graham—75% of base salary, and all other named executive officers—50% of base salary. The Executive Officers could earn between zero and 120% of their target opportunity based on the achievement of the performance measures.

50% of the incentive compensation opportunity was based on the Company achieving earnings per share for fiscal year 2007 of $2.05. The other 50% was based on specified performance measures within our various service offerings, including opening new offices and service area revenue growth. These performance measures were established with the purpose of motivating and rewarding participants for growing our Medicare admissions and revenue and expanding our geographic scope and service offerings through new offices. For each measure, the Committee approved a specified goal and weighting for threshold, target and maximum performance. The Committee believes aligning our Executive Officer’s annual incentive compensation opportunities with our Company’s goal of profitable growth appropriately rewards participants for actions that will result in increases in stockholder value.

Company management believes disclosure of specific targets with respect to growth measures other than earnings per share constitutes confidential commercial and financial information. This information is not publicly known or available to the general public, and they have kept all of the information confidential because they believe disclosure of the information will cause substantial harm to our competitive position.

Our industry is highly competitive. We compete with local and regional home health companies, hospitals, nursing homes and other businesses that provide home health services. Our primary competition comes from local privately owned and hospital-owned health care providers in each of our markets. Increased competition from existing competitors or new market entrants may limit our ability to maintain or increase our market share. Disclosure of our growth targets and new office targets would provide our competitors with clear information about our corporate strategies that is not otherwise available to the general public. Disclosure of this information would put us at a competitive disadvantage because disclosure of these growth objectives would provide competitors insight into, among other things, our perceived strengths and weaknesses, our efforts to exploit identified acquisition and start-up opportunities and our specific strategic objectives for increasing market share. The information contains highly sensitive and specific plans for success in the industry.

2007 actual performance resulted in an earned incentive of 109.9% of target, resulting from:

•	The achievement of 113% of the target $2.05 earnings per share (based on actual earnings per share of $2.32, excluding certain amounts attributable to Alliance Home Health, Inc. (“Alliance”3); and

•	The achievement of 106.8% of target growth measures.

Based on the achievement of the performance metrics outlined above, our Executive Officers received the following cash bonus payments for the 2007 fiscal year: Mr. Borne: $714,500, Mr. Graham: $391,519, Mr. Redman: $164,850, Ms. Schwartz: $137,375 and Mr. Jeter: $85,173. Mr. Giblin did not receive a bonus for 2007.

Long-Term Incentives

Long-term incentives, in the form of equity-based compensation, are used to balance the short-term focus of our annual cash bonus incentive compensation program with performance incentives over multi-year periods. The Committee believes that providing long-term incentive opportunities supports our compensation philosophy by aligning the interests of our Executive Officers, and other long-term incentive compensation participants, with those of our stockholders.

We believe that grants of equity-based compensation:

•	Motivate participants to focus on the creation of stockholder value;

•	Reinforce the link between the creation of stockholder value and compensation;

•	Enable us to provide competitive levels of total compensation; and

•	Aid in the retention of Executive Officers and other long-term incentive plan participants.

In 2007, our Executive Officers were awarded the following types of equity-based compensation:

Restricted Stock Units (RSUs)

RSUs are a promise to deliver shares of our common stock at a later date provided that certain time-based vesting requirements and/or performance-based grant requirements are met prior to the delivery date. Mr. Borne was awarded 23,627 RSUs on May 1, 2007. The award was intended to be part of Mr. Borne’s 2006 long-term incentive compensation package and was originally reported on a Current Report on Form 8-K filed on October 31, 2006. However, at that time, the Committee had not approved a form RSU Agreement for the grant

[3]

Alliance, one of our wholly owned subsidiaries, filed for Chapter 7 Federal bankruptcy protection in September 2000. That case is now concluded. As a result, the remaining $4.2 million liabilities of Alliance previously reflected on our consolidated balance sheet were taken into income in 2007 because we are not otherwise liable for any of these obligations.

to Mr. Borne, and the award was actually made on May 1, 2007. The RSUs vest ratably in one-third increments on each of the first three anniversaries of the May 1, 2007 award date. The shares of common stock underlying the vested RSUs will be delivered to Mr. Borne on May 1, 2012. The deferred delivery date of May 1, 2012 gives Mr. Borne the flexibility to make certain elections regarding the timing of the tax payments associated with the vesting of the RSUs and the delivery of the underlying shares of common stock.

Effective May 23, 2007, the Committee approved an RSU grant to Mr. Borne, and, effective May 1, 2007, the Committee approved an RSU grant to Mr. Graham. The cash value of the RSU awards on the date of approval was $1,200,000 for Mr. Borne and $550,000 for Mr. Graham.

Forty percent of the RSUs (i.e., RSUs initially valued at $480,000 for Mr. Borne and $220,000 for Mr. Graham) are subject solely to time-based vesting requirements and vest ratably in one-fourth increments on the first, second, third and fourth anniversaries of the effective grant date. The remaining sixty percent of the RSUs (i.e., RSUs initially valued at $720,000 for Mr. Borne and $330,000 for Mr. Graham) are subject to both performance-based grant requirements and time-based vesting requirements. The shares of common stock underlying the vested RSUs will be delivered to Mr. Borne and Mr. Graham on May 1, 2012. As with Mr. Borne’s previous grant, the deferred delivery date of May 1, 2012 gives Mr. Borne and Mr. Graham the flexibility to make certain elections regarding the timing of the tax payments associated with the vesting of the RSUs and the delivery of the underlying shares of common stock.

The number of RSUs granted under the time-vesting portion of Mr. Borne’s and Mr. Graham’s RSU award was calculated by dividing the cash value on the date of approval ($480,000 for Mr. Borne and $220,000 for Mr. Graham) by the closing price of our common stock on May 23, 2007 ($37.40) and May 1, 2007 ($33.86), respectively, and resulted in a grant of 12,834 RSUs to Mr. Borne and 6,497 RSUs to Mr. Graham.

The performance-based portion of these RSUs were linked to certain diluted earnings per share (“EPS”) targets for our 2007 fiscal year, and the number of RSUs actually granted was not determinable until February 27, 2008, the date that we filed our Annual Report on Form 10-K for the year ended December 31, 2007 (the “determination date”). The cash value of these RSUs on the date of grant would be linked to our 2007 EPS performance, as described below. Performance below the threshold level would have resulted in no RSUs being granted on the determination date.

	Threshold	Target	Maximum
2007 EPS Performance Levels	$2.00	$2.05	$2.15
Incentive Earned as % of Target	50%	100%	125%

EPS was chosen as the performance measure for Mr. Borne and Mr. Graham because the Committee believes that establishing EPS targets encourages them to focus on improving earnings. It also believes that this measure is aligned with our overall objective of creating long-term value for our stockholders.

The Committee considered subjecting a portion of the other Executives’ long-term incentive to the same performance measures as Mr. Borne and Mr. Graham. However, the Committee decided to defer such action to 2008 and focus the other executive officers’ grants on retention by granting only time based restricted stock.

Our 2007 earnings per share was $2.32, excluding certain amounts described above attributable to Alliance (125% of target). Therefore, the value of the performance-based portion of the RSUs was, in the case of Mr. Borne, increased from $720,000 to $900,000, and, in the case of Mr. Graham, increased from $330,000 to $412,500 on the date of grant. The number of RSUs granted under the performance-based portion of the award was calculated by dividing the cash value of the RSUs on the date of grant by the closing price of our common stock on the determination date ($46.57), and resulted in a grant of 19,326 RSUs to Mr. Borne and 8,858 RSUs to Mr. Graham. These RSUs vest ratably in one-third increments on December 31, 2008, 2009 and 2010. The shares of common stock underlying the vested RSUs will be delivered to Mr. Borne and Mr. Graham on May 1, 2012.

As before, the deferred delivery date of May 1, 2012 gives Mr. Borne and Mr. Graham the flexibility to make certain elections regarding the timing of the tax payments associated with the vesting of the RSUs and the delivery of the underlying shares of common stock.

Nonvested Stock Grants

In 2007, we made nonvested stock grants to Messrs. Redman and Jeter and Ms. Schwartz, as reflected in the tables below. The 10,000 shares of nonvested stock awarded to Mr. Redman was granted pursuant to his employment agreement dated February 21, 2007. Consistent with our compensation philosophy of aligning our Executive Officers’ compensation with the interests of our stockholders, Ms. Schwartz and Mr. Jeter received an award of 3,128 and 2,487 shares of nonvested stock, respectively, on May 23, 2007, which stock vests ratably on the third, fourth and fifth anniversaries of the May 23rd grant date. The value of the stock on the date of grant was, in the case of Ms. Schwartz, approximately $117,000, and, in the case of Mr. Jeter, approximately $93,000. The Committee believes that the time-vesting feature of these awards plays an important role in Executive Officer retention.

Benefits

Executive Officers also participate in the retirement, health and welfare benefit programs generally available to our other employees, including paid vacation and paid company holidays. In a few limited circumstances, the Company provides other benefits to Executive Officers, as detailed in the tables following this Compensation Discussion and Analysis.

All Executive Officers are eligible to participate in our 401(k) plan on the same basis as other Company employees. All Company employees are automatically enrolled at a contribution rate of 3% of their base salary on the first day of the month following their employment date if they do not submit a waiver form. Eligible employees are permitted to defer between 1% and 90% of their salary on a pre-tax basis through bi-weekly payroll deductions. Historically, we have matched $0.75 of each $1.00 of each employee’s contribution up to the first 6% of his or her salary with our common stock on a quarterly basis, which is a discretionary amount that is subject to change. Plan participants are permitted to diversify out of our common stock; however, in the case of each Executive Officer and other employees who are considered “insiders,” this must be done in a quarterly trading window when the Executive Officer is not in possession of material, non-public information about the Company.

We maintain an aircraft to efficiently transport our employees to our multiple operating locations, many of which are not accessible via direct flight from our corporate headquarters in Baton Rouge, Louisiana. Executive Officers do not use the corporate aircraft for non-business activities.

All of our Executive Officers were eligible to participate in our Executive Deferred Compensation Plan in 2007 except for Dale Redman, who was not eligible to participate in the plan because he was not employed by the Company on January 1, 2007. The purpose of the plan is to provide each participant with an opportunity to defer receipt of a portion of his or her base salary, bonus and other specified types of cash compensation in accordance with his or her individual personal tax planning goals. Only certain highly-compensated upper-management level employees, including our Executive Officers, are eligible to participate in the plan (approximately 100 employees, based on job title). At the discretion of the Compensation Committee, we may make contributions to the plan on behalf of Executive Officer participants. For example, in 2006, the Committee approved a $25,000 discretionary contribution to Ms. Schwartz under the plan, which has an associated vesting period of seven years. This was the only such discretionary contribution made in 2006. The Committee awarded Ms. Schwartz this discretionary contribution based on Ms. Schwartz’s performance and the recommendation of Mr. Borne.

Stock Ownership

One of the stated Core Beliefs of our Company (as distributed to all employees upon hire) is to “Encourage all Amedisys employees to be stockholders.” All Executive Officers are informally encouraged to follow this Core

Belief as an example to other employees and to align their interests with the interests of our stockholders. In furtherance of this objective, certain Executive Officers participate in our Employee Stock Purchase Plan. Eligible employees may elect to contribute on an after-tax basis between 1% and 15% of their annual pay through regular payroll deductions to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan on an annual basis pursuant to Internal Revenue Service restrictions. Shares are purchased at a 15% discount of the market value of our common stock at the close of business on the last day of each fiscal quarter.

Deductibility of Compensation

Internal Revenue Code Section 162(m) limits the amount of compensation paid to the Executive Officers that may be deducted by us for federal income tax purposes in any fiscal year to $1 million. “Performance-based” compensation that has been approved by our stockholders is not subject to the $1 million deduction limit. All of our equity-based incentive plans have been approved by our stockholders, and awards under those plans, other than certain time-based vesting RSUs and nonvested stock, constitute “performance-based” compensation that is not subject to the Code Section 162(m) deduction limit. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deductible compensation is provided to reward executives consistent with our compensation philosophy for each compensation element.

Our proposed 2008 Omnibus Incentive Compensation Plan will provide for qualifying performance-based compensation, including annual bonuses. The omnibus compensation plan will allow us greater flexibility in structuring our executive compensation programs while maximizing the tax deductibility of awards to the benefit of the Company and our stockholders, whether they are denominated in cash or stock.

Employment Agreements

Effective December 31, 2007, Messrs. Borne, Graham, Redman, and Jeter and Ms. Schwartz entered into new employment agreements with the Company. The agreements were drafted with the assistance of the Committee’s outside counsel and information provided by Pearl Meyer & Partners.

The new agreements were designed to accomplish the following objectives:

•	Update agreement provisions to reflect current market practices related to executive compensation;

•	Ensure compliance with current legal requirements pertaining to executive compensation; and

•	Where appropriate, standardize the agreements to have the same or similar terms.

The employment agreements for each of our Executive Officers contain provisions entitling him or her to receive severance benefits for certain qualifying terminations, as described under “Potential Payments upon Termination or Change-in-Control,” below. These triggers for severance payments were selected in order to permit these key employees to focus on the interests of our Company and our stockholders without undue concern for their personal job security. In return for severance benefits, our Executive Officers are bound by certain non-compete, non-solicitation, confidentiality and non-disclosure covenants, as defined in their agreements. If our Executive Officers breach these covenants, we are no longer obligated to make any severance payments otherwise due to them, and all unexercised stock options, nonvested stock and other nonvested equity awards are immediately forfeited. Additionally, in the event of a breach, each Executive Officer is obligated to repay the Company (i) the total amount of severance payments previously made to him or her and (ii) any “award gain” realized during the six-month period prior to the occurrence of the breach and for a period of time following the breach (24 months for Messrs. Borne and Graham and 18 months for Messrs. Redman and Jeter and Ms. Schwartz). The Compensation Committee believes that the agreements provide assurance that our business interests will be appropriately protected upon the termination of employment of an Executive Officer.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Amedisys, Inc. has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2008 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007.

Members of the Compensation Committee:

David R. Pitts (Chairman)

Ronald A. LaBorde

Jake L. Netterville

Peter F. Ricchiuti

Donald A. Washburn

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of the directors listed as signatories to the above report, none of whom has ever been an officer or employee of us or any of our subsidiaries, and no relationships exist requiring disclosure under applicable regulations of the SEC. None of our Executive Officers has served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on our Board of Directors or on our Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by our Principal Executive Officer (“PEO”), by all persons who served in the capacity of Principal Financial Officer (“PFO”) and by our other Executive Officers during the year ended December 31, 2007. For additional information on the compensation summarized below and other benefits, please refer to “Compensation Discussion and Analysis,” above.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
William F. Borne	2007	$664,994	$—	$776,487	$—	$714,500	$—	$111,407	$2,267,388
Chief Executive Officer (PEO)						(6)		(7)
	2006	582,701	650,000	108,329	—	—	—	9,728	1,350,758
		(8)	(9)

Dale E. Redman(4)	2007	252,692	—	71,676	—	164,850	—	14,491	503,709
Chief Financial Officer (PFO)								(10)

Larry R. Graham	2007	488,942	—	374,043	114,902	391,519	—	12,951	1,382,357
President and Chief Operating		(11)				(12)		(13)
Officer	2006	364,855	425,000	210,415	114,065	—	—	1,752	1,116,087
		(11)	(14)

Alice A. Schwartz	2007	250,961	—	18,518	55,703	137,375	—	5,073	467,630
Chief Information Officer		(15)				(16)
	2006	169,803	122,962	—	95,109	—	—	4,507	392,381
		(15)	(17)

Jeffrey D. Jeter	2007	159,904	—	14,722	3,029	85,173	—	10,661	273,489
Chief Compliance Officer/								(18)
Senior Vice President	2006	124,935	70,000	—	19,393	—	—	5,622	219,950

John F. Giblin	2007	57,692	—	—	—	—	—	18,892	76,584
Former Chief Financial Officer(5)								(19)
(Former PFO)	2006	51,923	14,178	27,293	—	—	—	8,569	101,963
			(20)	(21)

(1)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2007 and 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”) of awards pursuant to our 1998 Stock Option Plan and thus may include amounts from awards granted in and prior to 2007 and 2006. Assumptions used in the calculation of this amount are included in Note 10 to our audited financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2008.

(2)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 and 2006, in accordance with SFAS No. 123(R) of awards pursuant to our 1998 Stock Option Plan and thus may include amounts from awards granted in and prior to 2007 and 2006.

(3)

The amounts shown in column (i) reflects for each Executive Officer: the matching contributions made by us to each Executive Officer pursuant to our 401(k) Benefit Plan; the cost attributable to living expenses paid for certain Executive Officers; the cost attributable to personal use of Company—provided automobiles by certain Executive Officers; and other miscellaneous costs.

(4)	Mr. Redman was appointed as our Chief Financial Officer as of February 21, 2007.
(5)	Mr. Giblin was appointed as our Chief Financial Officer as of October 23, 2006 and resigned on February 21, 2007.
(6)

Mr. Borne elected to defer $357,250 of the amounts reflected in column (g), which was paid on March 10, 2008, under a performance-based incentive plan, under our Nonqualifed Deferred Compensation Plan.

(7)

The amount shown in column (i) for Mr. Borne consists of $93,555 in costs attributable to life insurance premiums paid by us on Mr. Borne’s behalf where we are not the beneficiary, $3,637 in costs attributable to personal use of a Company-provided automobile, $2,500 in costs attributable to Company paid tax preparation fees for Mr. Borne, $9,315 for employer paid contributions to Mr. Borne pursuant to our 401(k) Benefit Plan and $2,400 in other miscellaneous expenses. The amount attributable to life insurance premiums includes payments for three years of policy premiums that were due and paid in 2007.

(8)	Mr. Borne elected to defer $378,756 of the amount reflected in column (c) under our Nonqualifed Deferred Compensation Plan.
(9)

Mr. Borne elected to defer $487,500 of the amount reflected in column (d), which was paid on March 15, 2007, under a discretionary payment election made by our Compensation Committee, under our Nonqualifed Deferred Compensation Plan.

(10)

The amount shown in column (i) for Mr. Redman consists of $10,125 for employer paid contributions to Mr. Redman pursuant to our 401(k) Benefit Plan and $4,366 in costs attributable to life insurance premiums paid by us on Mr. Redman’s behalf where we are not the beneficiary.

(11)	Mr. Graham elected to defer $138,462 and $104,521 in 2007 and 2006, respectively, of the amount reflected in column (c) under our Nonqualifed Deferred Compensation Plan.
(12)	Mr. Graham elected to defer $195,760 of the amount reflected in column (g), which was paid on March 7, 2008, under a performance-based incentive plan, under our Nonqualifed Deferred Compensation Plan.
(13)

The amount shown in column (i) for Mr. Graham consists of $10,125 for employer paid contributions to Mr. Graham pursuant to our 401(k) Benefit Plan, $1,800 in costs attributable to life insurance premiums paid by us on Mr. Graham’s behalf where we are not the beneficiary and $1,026 in costs attributable to personal use of a Company-provided automobile.

(14)

Mr. Graham elected to defer $212,500 in 2006, of the amount reflected in column (d), which was paid on March 9, 2007, under a discretionary payment election made by our Compensation Committee, under our Nonqualifed Deferred Compensation Plan.

(15)	Ms. Schwartz elected to defer $94,615 and $67,921 in 2007 and 2006, respectively, of the amount reflected in column (c) under our Nonqualifed Deferred Compensation Plan.
(16)

Ms. Schwartz elected to defer $129,719 of the amount reflected in column (g), which was paid on March 7, 2008, under a performance-based incentive plan, under our Nonqualifed Deferred Compensation Plan.

(17)

Ms. Schwartz elected to defer $97,962 in 2006, of the amount reflected in column (d), which was paid on March 9, 2007, under a discretionary payment election made by our Compensation Committee, under our Nonqualifed Deferred Compensation Plan.

(18)

The amount shown in column (i) for Mr. Jeter consists of $10,125 for employer paid contributions to Mr. Jeter pursuant to our 401(k) Benefit Plan and $536 in costs attributable to life insurance premiums paid by us on Mr. Jeter’s behalf where we are not the beneficiary.

(19)

The amount shown in column (i) for Mr. Giblin consists of $16,111 in costs attributable to certain Company-paid living expenses and $2,781 for employer paid contributions to Mr. Giblin pursuant to our 401(k) Benefit Plan, which were subsequently, forfeited with his resignation on February 21, 2007.

(20)	Mr. Giblin was paid the amount reflected in column (d) on March 9, 2007.
(21)	On February 21, 2007, in connection with his resignation, Mr. Giblin forfeited 100% (or 13,334 shares) of the outstanding nonvested stock previously award to him.

GRANTS OF PLAN-BASED AWARDS

The table below summarizes all grants of plan-based awards during the year ended December 31, 2007 to all persons who served in the capacity of PFO and to our other Executive Officers during such year. The table also presents the possible payouts for the RSU awards granted to Messrs. Borne and Graham, and the number and value of nonvested stock and RSU awards granted to each Executive Officer during the year. For additional information regarding the plan-based award grants summarized below, please refer to “Compensation Discussion and Analysis,” above.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William F. Borne
Nonvested stock units	5/1/2007	$—	$—	$—	—	—	—	23,627	—	$—	$800,010
Nonvested stock units	5/23/2007	—	—	—	—	—	—	12,834	—	—	479,992
Performance-based awards(3)	5/23/2007	—	—	—	7,730	15,461	19,326	—	—	—	900,012
Dale E. Redman
Nonvested stock units	2/21/2007	—	—	—	—	—	—	10,000	—	—	374,000
Larry R. Graham
Nonvested stock units	5/1/2007	—	—	—	—	—	—	6,497	—	—	219,988
Performance-based awards(4)	5/1/2007	—	—	—	3,543	7,086	8,858	—	—	—	412,517
Alice A. Schwartz
Nonvested stock units	5/23/2007	—	—	—	—	—	—	3,128	—	—	116,987
Jeffrey D. Jeter
Nonvested stock units	5/23/2007	—	—	—	—	—	—	2,487	—	—	93,014
John F. Giblin	—	—	—	—	—	—	—	—	—	—	—

(1)	The amounts shown in column (i) reflect the number of shares of nonvested stock and nonvested stock units granted to each of our Executive Officers pursuant to our 1998 Stock Option Plan.
(2)

The amounts shown in column (l) reflect the grant date fair value of nonvested stock awards under SFAS No. 123(R) granted to each of our Executive Officers. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award.

(3)

The performance-based awards granted to Mr. Borne had a target value of $720,000 with a potential maximum value of $900,000 if certain performance levels were achieved. As of February 27, 2008, we concluded that we had achieved the necessary performance levels for Mr. Borne to be entitled to the maximum value of $900,000. As a result, the number of restricted stock units that were awarded was 19,326, which vest in three equal installments on December 31, 2008, December 31, 2009 and December 31, 2010, with delivery of the vested shares on May 1, 2012. February 27, 2008 was the grant date as per the terms of the award, the conclusion of achieving the performance levels could not be concluded until our fourth quarter 2007 results were announced. The threshold, target and maximum shares disclosed is based on the closing price of our common stock on February 27, 2008.

(4)

The performance-based awards granted to Mr. Graham had a target value of $330,000 with a potential maximum value of $412,500 if certain performance levels were achieved. As of February 27, 2008, we concluded that we had achieved the necessary performance levels for Mr. Graham to be entitled to the maximum value of $412,500. As a result, the number of restricted stock units that were awarded was 8,858, which vest in three equal installments on December 31, 2008, December 31, 2009 and December 31, 2010, with delivery of the vested shares on May 1, 2012. February 27, 2008 was the grant date as per the terms of the award, the conclusion of achieving the performance levels could not be concluded until our fourth quarter 2007 results were announced. The threshold, target and maximum shares disclosed is based on the closing price of our common stock on February 27, 2008.

OUTSTANDING EQUITY AWARDS

The table below summarizes all outstanding equity awards at December 31, 2007 to our Executive Officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
	Exercisable	Unexercisable
William F. Borne	26,666	—	—	$4.05	12/31/2012	—	$—	—	$—
	54,887	—	—	11.29	12/31/2013	—	—	—	—
	68,048	—	—	24.39	12/31/2014	—	—	—	—
	—	—	—	—	—	3,605	174,915	—	—
	—	—	—	—	—	23,627	1,146,382	—	—
	—	—	—	—	—	12,834	622,706	19,326	937,698
Dale E. Redman	—	—	—	—	—	10,000	485,200	—	—
Larry R. Graham	66,667	—	—	22.67	10/28/2014	—	—	—	—
	22,683	11,341	—	22.58	1/31/2015	—	—	—	—
	—	—	—	—	—	14,815	718,824	—	—
	—	—	—	—	—	4,444	215,623	—	—
	—	—	—	—	—	6,497	315,234	8,858	429,790
Alice A. Schwartz	—	—	—	—	—	3,128	151,771	—	—
Jeffrey D. Jeter	6,667	—	—	5.40	4/30/2011	—	—	—	—
	1,334	—	—	4.05	1/2/2013	—	—	—	—
	1,000	—	—	13.58	2/25/2014	—	—	—	—
	—	—	—	—	—	2,487	120,669	—	—
John F. Giblin	—	—	—	—	—	—	—	—	—

(1)

Stock option awards become exercisable in equal installments over the vesting term of each applicable award. Generally, the vesting period of stock option awards range from eighteen months to three-year periods, with the exception of those issued under contractual arrangements that specify otherwise. In all cases, the contractual term of each grant of stock option awards is a ten-year period.

(2)

Column (i) includes performance-based awards that were granted in 2007. As of February 27, 2008 we knew that we had achieved the necessary performance level for award recipients to receive the maximum payout. We reported the number of awards based upon this maximum payout. In addition, we reported the amount in column (j) based on the maximum payout.

VESTING SCHEDULE—OUTSTANDING EQUITY AWARDS

The table below summarizes the vesting schedule for all outstanding equity awards at December 31, 2007 to our Executive Officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Vesting Schedule of Unexercised Options	Option Exercise Price ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Schedule of Number of Shares or Units of Stock That Have Not Vested
	Exercisable	Unexercisable
William F. Borne	26,666	—	Vested	$4.05	3,605	Vest on 6/21/2008
	54,887	—	Vested	11.29	23,627	33% on each of 5/1/2008, 2009 and 2010
	68,048	—	Vested	24.39	12,834	25% on each of 5/24/2008, 2009, 2010 and 2011
					19,326	33% on each of 12/31/08, 2009 and 2010
					(1)

Dale E. Redman	—	—		—	10,000	33% on each of 2/21/2010, 2011 and 2012

Larry R. Graham	66,667	—	Vested	22.67	14,815	50% on each of 10/29/2008 and 2009
	22,683	11,341	Vest on 2/1/2008	22.58	4,444	50% on each of 2/17/2008 and 2009
	—	—	—	—	6,497	25% on each of 5/1/2008, 2009, 2010 and 2011
	—	—	—	—	8,858	33% on each of 12/31/08, 2009 and 2010
					(1)

Alice A. Schwartz	—	—		—	3,128	33% on each of 5/23/2010, 2011 and 2012

Jeffrey D. Jeter	6,667	—	Vested	5.40	2,487	33% on each of 5/23/2010, 2011 and 2012
	1,334	—	Vested	4.05	—
	1,000	—	Vested	13.58	—

John F. Giblin	—	—		—	—

(1)

These are performance-based awards that were granted in 2007. As of February 27, 2008 we knew that we had achieved the necessary performance level for award recipients to receive the maximum payout. We reported the number of awards based upon this maximum payout.

OPTION EXERCISES AND STOCK VESTED

This table below summarizes all stock option exercises by and nonvested stock award vesting for our Executive Officers during the year ended December 31, 2007.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William F. Borne	—	$—	3,605	$127,869
Dale E. Redman	—	—	—	—
Larry R. Graham	31,888	834,084	9,631	348,864
Alice A. Schwartz	21,335	411,237	—	—
Jeffrey D. Jeter	19,001	448,204	—	—
John F. Giblin	—	—	—	—

NONQUALIFIED DEFERRED COMPENSATION

Set forth in the table below is information about the contributions and earnings, if any, credited to the accounts maintained by our Executive Officers under nonqualified deferred compensation arrangements, any withdrawals or distributions from the accounts during 2007, and the account balances on December 31, 2007.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
William F. Borne	$357,250	$—	$49,347	$—	$1,288,439
	(1)
Dale E. Redman	—	—	—	—	—
Larry R. Graham	334,222	—	22,203	—	681,229
	(2)
Alice A. Schwartz	224,334	—	20,902	—	445,814
	(3)
Jeffrey D. Jeter	—	—	—	—	—
John F. Giblin	—	—	—	—	—

(1)	Mr. Borne elected to defer $357,250 of his annual bonus under our Nonqualified Deferred Compensation Plan, as noted in the Summary Compensation Table.
(2)	Mr. Graham elected to defer $138,462 of his salary and $195,760 of his annual bonus under our Nonqualified Deferred Compensation Plan, as noted in the Summary Compensation Table.
(3)	Ms. Schwartz elected to defer $94,615 of her salary and $129,719 of her annual bonus under our Nonqualified Deferred Compensation Plan, as noted in the Summary Compensation Table.

The Amedisys, Inc. Executive Deferred Compensation Plan generally permits employees whose annual cash compensation exceeds certain dollar thresholds (including each of our Executive Officers) to defer receipt of all or a portion of their annual base salary, bonus and other types of specified cash compensation until a specific future date. A participant may choose to defer either a percentage (in a whole amount) or a specific dollar amount of his or her annual base salary or bonus (or other types of specified cash compensation) in an amount equal to up to 100% of such compensation. During the deferral period, the participant selects a deemed investment rate or rates to be applied to the deferred amount from the asset allocation options and core options that are offered as investment vehicles under the plan. Deemed investment rates are the performance rates the participant would earn if the deferred funds were actually invested in one of the third-party investment vehicles. Our common stock is not an investment option under the plan. Deferred amounts are credited with earnings or losses based on the performance of the applicable deemed investment rates. A participant may choose to receive either (i) an “in-service distribution” in the form of a lump sum or in annual installments from two to five years or (ii) a “termination distribution” in the form of a lump sum or in annual installments from two to fifteen years. An in-service distribution may be re-deferred to a later in-service distribution year or to a termination distribution, subject to plan limits on such re-deferrals and timing restrictions on electing them. At the time of initial enrollment into the plan, a participant may elect to receive a distribution of his or her deferred compensation a single lump sum upon a change-in-control. Deferred compensation is also distributed upon the death or disability of the participant in accordance with plan limits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following is a description of the termination and change-in-control payment provisions included in our Executive Officers’ respective employment agreements. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the applicable employment agreement. The terms below describe certain, but not all, triggering events that may result in termination or change-in-control payments to our Executive Officers.

“Cause” is defined to include, among other things, willful gross neglect or misconduct, violation of our code of conduct, breach of the restrictive covenants of the employment agreement and misconduct in financial reporting.

“Good Reason” is defined as the occurrence of any of the following circumstances without the Executive Officer’s express written consent, unless the breach is corrected within thirty days from the date we are put on notice of the occurrence: (i) a material change in the Executive Officer’s base salary, (ii) a relocation of our corporate offices outside of a 50 mile radius from Baton Rouge, Louisiana (iii) a material diminution of the Executive Officer’s authority, responsibility’s or duties, or (iv) any material breach of the Executive Officer’s employment agreement caused by us.

A “Change of Control” occurs when (i) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company or any significant subsidiary of the Company, representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities; (ii) as a result of a contested election or the designation by a person who has entered into an agreement with the Company to effect a transaction with the Company specified in items (i), (iii) or (iv) of this definition, individuals who at the beginning of any 12-month period constitute the Company’s Board, cease to constitute at least a majority of the Board; (iii) the consummation of a merger or consolidation of the Company or any significant subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a significant subsidiary of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

Employment Agreement with Mr. Borne

Pursuant to his new three-year employment agreement with the Company dated December 19, 2007 (which new agreement supersedes and replaces his previous agreement dated April 1, 2005), Mr. Borne has agreed to serve as the Company’s Chief Executive Officer, with such duties and responsibilities as are customary for the chief executive officer of corporations of a similar size. Upon expiration of the three-year term, Mr. Borne’s employment will continue on an “at will” basis; provided that if Mr. Borne is terminated without Cause or resigns for Good Reason thereafter, he will be compensated as if the employment agreement were still in effect.

Under the terms of his employment agreement, Mr. Borne, among other things, is entitled to:

(1)	an annual base salary of no less than $650,000, subject to annual review for increase by the Board;

(2)	participate in the Company’s annual incentive plan, with a target award opportunity established by the Board;

(3)	participate in the Company’s other incentive compensation, pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including vacation, compensation deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility;

(4)	reimbursement of reasonable business expenses;

(5)	a whole life insurance policy with premiums not exceeding $25,000 per year;

(6)	designate the assignee of a whole life policy (as identified in his employment agreement) and, at his option, request to a cash redemption of such policy;

(7)	reimbursement for tax preparation services in an amount up to $2,500; and

(8)	use of an automobile, and reimbursement of all maintenance, insurance and gas expenses; Mr. Borne shall be entitled to a new automobile no less often than every two years. Mr. Borne will receive the title to the automobile if his employment is terminated without Cause or with Good Reason.

Until the expiration of the term of the agreement, the Company agrees to use its reasonable best efforts, to the extent not inconsistent with applicable laws, rules, regulations and good governance standards, to nominate and cause the election of Mr. Borne to the Company’s Board of Directors and to the Board’s Executive Committee, if one is constituted. If, at any time during the term of the agreement Mr. Borne is not elected to and serving on the Company’s Board of Directors, Mr. Borne is be entitled to terminate the agreement and be entitled to the remedies provided for a termination without Cause, which are described below.

Mr. Borne is entitled to certain compensation and benefits upon the following triggering events:

Death, Disability and Retirement. In the event Mr. Borne’s employment is terminated due to his death, Disability or Retirement, Mr. Borne or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company, and the following amounts will be paid in a single lump sum within 15 days of the termination of his employment: (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Borne as of the date of his employment agreement will immediately vest.

Termination for Cause or without Good Reason. If Mr. Borne is terminated for Cause or if Mr. Borne voluntarily resigns without Good Reason (prior to a Change of Control), he will be entitled to any benefits earned in accordance with the applicable plans of the Company, and the following amounts which will be paid in a single lump sum within 15 days of termination of his employment: (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. He will also forfeit, effective as of the date of his termination, the unexercised portion of any stock option held by him, whether or not vested, and the unvested portion of any Company securities held by him subject to performance-based or time-based vesting conditions. Further, he will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined below) realized by him upon each exercise of a stock option or settlement of a equity award subject to vesting conditions (regardless of any elective deferral) that occurred during the 6 month period prior to his termination. As defined in his employment agreement, “Award Gain” means (i), in respect of a given stock option exercise, the product of (X) the fair market value per share of common stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the stock option was exercised at that date, and (ii), in respect of any other settlement of an award given to him, the fair market value of the cash or stock paid or payable to him (regardless of any elective deferral) less any cash or the fair market value of any stock or property (other than an award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by him to the Company as a condition of or in connection such settlement. Finally, he will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of any payments made by the Company to him or on his behalf under specified sections of his employment agreement.

Termination without Cause or Good Reason prior to a Change of Control. If Mr. Borne is terminated without Cause or resigns with Good Reason, in both cases prior to a Change of Control, Mr. Borne will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in a single lump sum within 15 days of termination;

(2)	unpaid incentive awards earned in the prior year, paid in a single lump sum with 15 days of the termination;

(3)	continued participation in the Company’s medical plan or an equal allowance for premiums for a period of time beginning on the date of termination and ending at the earlier occurrence of the expiration of 24 months or until Mr. Borne receives substantially comparable coverage provided by a subsequent employer; and

(4)	an amount equal to two (2) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus, which amount will be paid in 24 equal monthly installments following termination.

Termination without Cause, for Good Reason or during an open window period pursuant to a Change of Control. In the event that Mr. Borne’s employment is terminated without Cause or he resigns with Good Reason within one year of a Change of Control (including 90 days before a Change of Control), or in the event Mr. Borne voluntarily terminates his employment on or after 275 days (but no later than 305 days) following a Change of Control, Mr. Borne shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in a single lump sum within 15 days of the termination;

(2)	unpaid incentive awards earned in the prior year paid in a single lump sum with 15 days of the termination;

(3)	continued participation in the Company’s medical plan or an equal allowance for premiums for a period of time beginning on the date of termination and ending at the earlier occurrence of the expiration of 24 months or until Mr. Borne receives substantially comparable coverage provided by a subsequent employer;

(4)	an amount equal to three (3) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus, which amount will be paid in lump sum following termination; and

(5)	immediate vesting of all unvested equity awards held by Mr. Borne as of the date of the employment agreement.

Mr. Borne may request that the Company or its successor provide financial security for payments required by the occurrence of a Change of Control.

Mr. Borne is entitled to receive tax gross up payments from the Company for any excise taxes imposed on payments received under the employment agreement that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended, not to exceed $1 million, unless the tax gross up payments would result in an increase in excise taxes of more than $1 million.

Mr. Borne is subject to certain restrictive covenants, including prohibitions against competition and solicitation for 24 months following his termination. If Mr. Borne breaches the restrictive covenants, the Company will no longer be obligated to make any severance payments otherwise due to him, and all unexercised stock options will be immediately forfeited. Additionally, in the event of a breach, Mr. Borne will be obligated to repay the Company (i) the total amount of severance payments previously made to him and (ii) any Award Gain realized by him during the period six (6) months prior to the occurrence of the breach and for 24 months following the breach.

Both Mr. Borne and the Company are subject to arbitration for resolution of disputes arising out of the employment agreement.

Employment Agreement with Mr. Graham

Pursuant to his new three-year employment agreement with the Company dated December 19, 2007 (which supersedes and replaces his existing employment agreement dated February 1, 2000, as amended on August 1, 2004),

Mr. Graham has agreed to serve as the Company’s President and Chief Operating Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

The initial annual base salary payable to Mr. Graham under his employment agreement is no less than $475,000. The other terms and provisions of Mr. Graham’s employment agreement are substantially the same as Mr. Borne’s agreement (as described above), except that Mr. Graham (a) is not entitled to the following benefits provided to Mr. Borne under his agreement: (i) a whole life insurance policy and the right to a cash redemption of an additional whole life policy; (ii) reimbursement for tax preparation services; and (iii) use of an automobile, and reimbursement of all maintenance, insurance and gas expenses and (b) Mr. Graham has no rights in respect of membership on the Company’s Board of Directors or the Board’s Executive Committee.

Upon expiration of the three-year term, Mr. Redman’s employment will continue on an “at will” basis; provided that if Mr. Redman is terminated without Cause or resigns for Good Reason thereafter, he will be compensated as if the employment agreement were still in effect.

Employment Agreement with Mr. Redman

Pursuant to his new three-year employment agreement with the Company dated December 19, 2007 (which supersedes and replaces his existing employment agreement dated February 21, 2007), Mr. Redman has agreed to serve as the Company’s Chief Financial Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

Upon expiration of the three-year term, Mr. Redman’s employment will continue on an “at will” basis; provided that if Mr. Redman is terminated without Cause or resigns for Good Reason thereafter, he will be compensated as if the employment agreement were still in effect.

Under the terms of the employment agreement, Mr. Redman, among other things, is entitled to:

(1)	an annual base salary of no less than $300,000, subject to annual review for increase by the Board;

(2)	participate in the Company’s annual incentive plan, with a target award opportunity established by the Board;

(3)	participate in the Company’s other incentive compensation, pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including vacation, deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility; and

(4)	reimbursement of reasonable expenses.

Mr. Redman is entitled to certain compensation and benefits upon the following triggering events:

Death, Disability and Retirement. The terms of Mr. Redman’s employment agreement are substantially the same as Mr. Borne’s agreement (as described above).

Termination for Cause or without Good Reason. The terms of Mr. Redman’s employment agreement are substantially the same as Mr. Borne’s agreement (as described above).

Termination without Cause or Good Reason prior to a Change of Control. If Mr. Redman is terminated without Cause or resigns with Good Reason, in both cases prior to a Change of Control, Mr. Redman will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in a single lump sum within 15 days of termination;

(2)	unpaid incentive awards earned in the prior year, paid in a single lump sum with 15 days of the termination;

(3)	continued participation in the Company’s medical plan or an equal allowance for premiums for a period of time beginning on the date of termination and ending at the earlier occurrence of the expiration of 18 months or until Mr. Redman receives substantially comparable coverage provided by a subsequent employer; and

(4)	an amount equal to one and one-half (1.5) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus, which amount will be paid in 18 equal monthly installments following termination.

Termination without Cause, for Good Reason pursuant to a Change of Control. Mr. Redman does not have the option (that Mr. Borne and Mr. Graham have) to voluntarily resign during a window of time following a Change of Control and still receive severance benefits. In the event that Mr. Redman’s employment is terminated without Cause or he resigns with Good Reason within one year of a Change of Control (including 90 days before a Change of Control), Mr. Redman shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in a single lump sum within 15 days of the termination;

(2)	unpaid incentive awards earned in the prior year paid in a single lump sum with 15 days of the termination;

(3)	continued participation in the Company’s medical plan or an equal allowance for premiums for a period of time beginning on the date of termination and ending at the earlier occurrence of the expiration of 18 months or until Mr. Redman receives substantially comparable coverage provided by a subsequent employer;

(4)	an amount equal to two (2) times the sum of (A) his base salary and (B) the greater of (x) the Target Bonus for the year of termination or (y) the actual prior year bonus, which amount will be paid in a lump sum following termination; and

(5)	immediate vesting of all unvested equity awards held by Mr. Redman as of the date of the employment agreement.

Mr. Redman is entitled to receive tax gross up payments from the Company for any excise taxes imposed on payments received under the employment agreement that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended, not to exceed $1,000,000, unless the tax gross up payments would result in an increase in excise taxes of more than $1,000,000.

Mr. Redman is subject to certain restrictive covenants, including prohibitions against competition and solicitation for 18 months following his termination. If Mr. Redman breaches the restrictive covenants, the Company will no longer be obligated to make any severance payments otherwise due to him, and all unexercised stock options will be immediately forfeited. Additionally, in the event of a breach, Mr. Redman will be obligated to repay the Company (i) the total amount of severance payments previously made to him and (ii) any Award Gain realized by him during the period six (6) months prior to the occurrence of the breach and for 24 months following the breach.

Both Mr. Redman and the Company are subject to arbitration for resolution of disputes arising out of the employment agreement.

Employment Agreement with Ms. Schwartz

Pursuant to her new three-year employment agreement with the Company dated December 19, 2007 (which supersedes and replaces her existing employment agreement dated October 26, 2006), Ms. Schwartz has agreed to serve as the Company’s Chief Information Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

The initial annual base salary payable to Ms. Schwartz under her employment agreement is no less than $250,000. The other terms and provisions of Ms. Schwartz’s employment agreement are substantially the same as Mr. Redman’s agreement (as described above).

Employment Agreement with Mr. Jeter

Pursuant to his new three-year employment agreement with the Company dated December 19, 2007 (which supersedes and replaces his existing employment agreement dated October 26, 2006), Mr. Jeter has agreed to serve as the Company’s Chief Compliance Officer, with such duties and responsibilities as are customary for that position at corporations of a similar size as the Company.

The initial annual base salary payable to Mr. Jeter under his employment agreement is no less than $155,000. The other terms and provisions of Mr. Jeter’s employment agreement are substantially the same as Mr. Redman’s agreement (as described above).

Employment Agreement with John F. Giblin

Mr. Giblin resigned as our Chief Financial Officer on February 19, 2007, effective February 21, 2007. On this date, his employment agreement with us was terminated. Mr. Giblin received his earned but unpaid compensation through February 19, 2007, and he forfeited all unvested equity-based compensation previously awarded to him (13,334 shares of nonvested stock). For a period of two years from the date of his termination, Mr. Giblin will continue to be obligated to comply with certain restrictive covenants that survived the termination of his employment agreement requiring him not to compete with us or solicit our employees for employment.

POTENTIAL PAYMENTS—TERMINATION UPON A CHANGE-IN-CONTROL

(a)	(b)	(c)	(d)	(e)	(f)
Name (1)	Base Severance Payment ($) (2)	Accelerated Vesting of Options ($) (3)	Accelerated Vesting of Nonvested Stock / Restricted Stock Units ($) (4)	Other ($) (5)	Total ($)
William F. Borne(6)	$4,093,500	$—	$2,881,700	$83,595	$7,058,795
				(7)
Dale E. Redman	929,700	—	485,200	—	1,414,900
Larry R. Graham(8)	2,599,557	294,186	1,679,471	—	4,573,214
Alice A. Schwartz	774,750	—	151,771	—	926,521
Jeffrey D. Jeter	480,346	—	120,669	—	601,015

(1)	Information regarding Mr. Giblin was intentionally excluded from this table as he was not employed by the Company as of December 31, 2007.
(2)

In addition to the base severance payment listed in this table, each Executive Officer would be entitled to unpaid base salary throught the date of termination paid in a single lump sum within 15 days of termination. The amounts in column (b) are based on December 31, 2007 amounts.

(3)

The amounts in column (c) are based on the intrinsic value (that is, the value based upon the Company’s stock price ($48.52) minus the exercise price) of the unvested, unexercised stock option awards that would have become exercisable and vested had there been a change in control on December 31, 2007.

(4)

The amounts in column (d) are based on the intrinsic value (that is, the value based upon the Company’s stock price ($48.52)) of the nonvested stock and nonvested stock unit awards that would have become vested and transferable if there had been a change in control at December 31, 2007.

(5)

Each Executive Officer would also be entitled to receive tax gross-up payments from the Company for any excise taxes imposed on payments received under their respective employment agreements that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended, not to exceed $1.0 million unless the tax gross-up payments would result in an increase in excise taxes of more than $1.0 million.

(6)

Mr. Borne would also be eligible to receive the payments described in this table if he voluntarily terminates his employment on or after 275 days (but no later than 305 days) following a change in control.

(7)

Mr. Borne is entitled to (i) payments for two years of tax preparation services at the maximum rate of $2,500 per year, (ii) the Blue book value of his Company car ($28,595), title to which would be transferred to him upon termination and (iii) payments for two years of life insurance premiums at the maximum rate of $25,000 per year.

(8)

Mr. Graham would also be eligible to receive the payments described in this table if he voluntarily terminates his employment on or after 275 days (but no later than 305 days) following a change in control.

POTENTIAL PAYMENTS—TERMINATION WITHOUT CAUSE, FOR GOOD REASON OR UPON EXPIRATION OF EMPLOYMENT TERM

(a)	(b)	(c)	(d)	(e)	(f)
Name (1)(2)	Base Severance Payment ($) (3)	Accelerated Vesting of Options ($) (4)	Accelerated Vesting of Nonvested Stock / Restricted Stock Units ($) (5)	Other ($) (6)	Total ($)
William F. Borne(6)	$2,729,000	$—	$2,881,700	$83,595	$5,694,295
				(6)
Dale E. Redman	697,275	—	485,200	—	1,182,475
Larry R. Graham	1,733,038	294,186	1,679,471	—	3,706,695
Alice A. Schwartz	581,063	—	151,771	—	732,834
Jeffrey D. Jeter	360,260	—	120,669	—	480,929

(1)

Only Mr. Borne is eligible to receive cash payments upon termination for “good reason” (as defined in his employment agreement) or upon expiration of his employment term. He would receive the same cash payments in these instances as he would receive were he fired without cause prior to a “change-in-control”.

(2)	Information regarding Mr. Giblin was intentionally excluded from this table as he as not employed by the company as of December 31, 2007.
(3)

In addition to the base severance payment listed in this table, each Executive Officer would be entitled to unpaid base salary throught the date of termination paid in a single lump sum within 15 days of termination. The amounts in column (b) are based on December 31, 2007 amounts.

(4)

The amounts in column (c) are based on the intrinsic value (that is, the value based upon the Company’s stock price ($48.52) minus the exercise price) of the unvested, unexercised stock option awards that would have become exercisable and vested had there been a change in control on December 31, 2007.

(5)

The amounts in column (d) are based on the intrinsic value (that is, the value based upon the Company’s stock price ($48.52)) of the nonvested stock and nonvested stock unit awards that would have become vested and transferable if there had been a change in control at December 31, 2007.

(6)

Mr. Borne is entitled to (i) payments for two years of tax preparation services at the maximum rate of $2,500 per year, (ii) the Blue book value of his Company car ($28,595), title to which would be transferred to him upon termination and (iii) payments for two years of life insurance premiums at the maximum rate of $25,000 per year.

DIRECTOR COMPENSATION

During 2007, all non-employee directors received a monthly retainer of $3,000 and meeting attendance fees of $1,000 per each Board of Directors meeting and each committee attended in person and $500 per each Board of Directors meeting and each committee meeting attended via teleconference. During 2007, the Chairman of the Audit Committee and the Lead Director received, in addition to the other fees mentioned, a monthly retainer of $1,000. The Chairman of the Compensation Committee received, in addition to the other fees mentioned, a monthly retainer of $625. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings. Director compensation is approved on an annual basis by the Compensation Committee of our Board of Directors. The following table shows the value of all cash and equity-based compensation paid to the members of our Board of Directors during the year ended December 31, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald A. LaBorde	$55,500	$84,152	$—	$—	$—	$—	$139,652
Jake L. Netterville	55,500	84,152	—	—	—	—	139,652
David R. Pitts	42,000	84,152	—	—	—	—	126,152
Peter F. Ricchiuti	43,500	84,152	—	—	—	—	127,652
Donald A. Washburn	43,000	84,152	—	—	—	—	127,152

(1)

William F. Borne, our Chief Executive Officer and Chairman of our Board of Directors, is not included in the table above as he is an employee of the company, and thus does not receive any additional compensation for the services that he provides as a Director. The compensation that Mr. Borne does receive is included in the Summary Compensation Table.

(2)

The amounts in column (c) reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS No. 123(R) pursuant to our 1998 Stock Option Plan and thus may include amounts from awards granted in and prior to 2007. As of December 31, 2007, each director listed above had 2,667 outstanding shares of nonvested stock, 100% of which will vest on July 1, 2008.

(3)

As of December 31, 2007, our directors had outstanding stock options as follows: Mr. Laborde: 67,009 options outstanding; Mr. Netterville: 75,076 options outstanding; Mr. Pitts: 75,076 options outstanding; Mr. Ricchiuti: 40,836 options outstanding; and Mr. Washburn: 13,334 options outstanding.

CERTAIN TRANSACTIONS

In accordance with NASDAQ Marketplace Rule 4350(h), which functions as our related party transaction policy, our Board of Directors reviews all “related party transactions” for potential conflict of interest situations on an ongoing basis based upon whether such transactions are in the best interests of our Company and our stockholders. For purposes of this review, a “related party transaction” is any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S-K. All related party transactions must be approved by a majority of our independent directors (any independent director who is a party to a proposed related party transaction must recuse himself from the vote). Our independent directors’ approval of any related party transaction is reflected in the minutes of the meeting of our Board of Directors during which such approval was granted.

Patty Graham, the wife of Larry Graham, our President and Chief Operating Officer, is employed by us as a Senior Vice President of Marketing and received an aggregate of $184,601 in salary and bonus and was awarded 1,236 shares of nonvested stock in 2007.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Exchange Act of 1934.

What is the Audit Committee and what does it do?

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight and review of Amedisys’ accounting functions and internal controls. The committee recommends to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K.

Are the members of the committee “independent”?

Yes. The Audit Committee is comprised of five directors, all of whom are independent as determined in accordance with the listing standards of the NASDAQ Global Select Market and within the meaning of Rule 10A-3 under the Exchange Act.

What steps did the committee take in recommending that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 (our “ 2007 Annual Report”)?

In connection with recommending that our audited financial statements be included in our 2007 Annual Report, the members of the Audit Committee took the following steps:

•

The members of the Audit Committee discussed with our independent registered public accounting firm their judgment as to the quality, not just the acceptability, of our accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the members of the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The members of the Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence, and assisted the Audit Committee in evaluating that independence. The members of the Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•

The members of the Audit Committee reviewed and discussed, with our management and independent registered public accounting firm, our audited consolidated balance sheet as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	The members of the Audit Committee reviewed and pre-approved all permissible non-audit services by our independent registered public accounting firm.

•	The committee reviewed and discussed CEO and CFO Certifications concerning the Company’s 2007 Annual Report

Based on the discussions with our independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly review, and additional matters deemed relevant and appropriate by this committee, including internal audit activities, this committee recommended to the Board of Directors that our audited consolidated financial statements be included in our 2007 Annual Report.

What is the Audit Committee’s pre-approval policy and procedure with respect to audit and non-audit services provided by our auditors?

All audit and permissible non-audit services provided by our independent registered public accounting firm are pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described below under the caption “Fees Paid to Auditors” that required pre-approval were pre-approved by the Audit Committee.

Who has furnished this report?

This report has been furnished by the members of the Audit Committee:

Jake L. Netterville (Chairman)

Ronald A. LaBorde

David R. Pitts

Peter F. Ricchiuti

Donald A. Washburn

FEES PAID TO AUDITORS

The following summarized the fees billed to us and our subsidiaries by KPMG LLP for professional services rendered in 2007 and 2006.

	Year ended December 31,
	2007		2006
Fee Category	Amount	Percent	Amount	Percent
Audit Fees	$1,074,987	80.9%	$1,375,692	82.2%
Audit-Related Fees	25,000	1.9	64,500	3.9
Tax Fees	229,356	17.2	196,048	11.7
All Other Fees	—	—	37,223	2.2

Total Fees	$1,329,343	100%	$1,673,463	100%

Fees for audit services include fees associated with the annual audit, our annual report on Form 10-K and the reviews of our quarterly reports on Form 10-Q, services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements and services that generally only the independent auditors can provide. Audit-related fees include reviews of SEC comment letters and equity offerings. All other fees include due diligence in connection with acquisitions and accounting consultations. Tax fees include tax compliance and limited consulting services.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

If you wish to present a proposal for consideration at our 2009 Annual Meeting of Stockholders, we must receive your proposal no earlier than close of business on March 7, 2009 and no later than the close of business on April 6, 2009. You should refer to the notice procedures set forth in our Bylaws for a complete description of our notice requirements regarding stockholder proposals.

Our Bylaws are filed with the Securities and Exchange Commission and are also available on our website at http://www.amedisys.com/corp_governance.cfm.

If you wish to submit a proposal to be included in our proxy statement for our 2009 Annual Meeting of Stockholders, proposals must be submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission and must be received no later than December 24, 2008. Stockholder proposals should be mailed to Corporate Secretary, Amedisys, Inc., 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana 70816.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

William F. Borne
Chairman and Chief Executive Officer

April 23, 2008

EXHIBIT A

AMEDISYS, INC.

2008 OMNIBUS INCENTIVE COMPENSATION PLAN

1.	PURPOSE.

The purpose of the Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of Amedisys, Inc., a Delaware corporation (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. Toward this objective, the Committee may grant stock options, SAR, Stock Awards, cash bonuses and other incentive awards to Employees of the Company and its Subsidiaries and Affiliates on the terms and subject to the conditions set forth in the Plan. In addition, this Plan is intended to enable the Company to effectively attract, retain and reward Outside Directors by providing for grants of Outside Director Awards to Outside Directors. No Award under this Plan (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

2.	DEFINITIONS.

2.1 “Affiliate” means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of that entity or at least 20% of the ownership interests in that entity.

2.2 “Award” means any form of Option, SAR, Stock Award, Restricted Share Unit, cash bonus or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.3 “Award Notice” means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers. In the event of a conflict between the terms of the Plan and any Award Notice, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means matters which, in the judgment of the Committee, constitute any one or more of the following: (i) intoxication while on the job; (ii) theft or dishonesty in the conduct of the Company’s business;

(iii) willful neglect or negligence in the management of the Company’s business, or violation of Company race or gender anti-harassment policies; (iv) violence that results in personal injury; or (v) conviction of a crime involving moral turpitude. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

2.6 “Change In Control” means the happening of any of the following:

a. any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary, or any employee benefit plan of the Company or any Subsidiary, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

b. as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, after the transaction less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor corporation or cooperative or entity, entitled to vote generally in the election of the directors of the Company, or other successor corporation or other entity, are held in the aggregate by the holders of the Company’s securities who immediately prior to the transaction had been entitled to vote generally in the election of directors of the Company; or

c. during any period of 2 consecutive years, individuals who at the beginning of the period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during the relevant 2-year period was approved by a vote of at least 2/3 of the directors of the Company then still in office who were directors of the Company at the beginning of that period.

2.7 “Change In Control Price” means the closing price (or, if the shares are not traded on an exchange, the last sale price or closing “asked” price) per share paid for the purchase of Common Stock in a national securities market on the date the Change In Control occurs.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board, authorized to administer the Plan under Section 3 of this Plan. The Committee shall consist of not less than 2 members who shall be appointed by, and shall serve at the pleasure of, the Board. The directors appointed to serve on the Committee shall be: (i) “independent” within the meaning of the listing standards of any securities exchange or automated quotation system upon which the Common Stock is listed or quoted; (ii) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act); and (iii) “outside directors” (within the meaning of Code Section 162(m) and its related regulations). However, the mere fact that a Committee member fails to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan.

2.10 “Common Stock” means the $0.001 par value common stock of the Company.

2.11 “Company” means Amedisys, Inc. or any successor.

2.12 “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

2.13 “Covered Employee” means an individual who is, with respect to the Company, an individual defined in Code Section 162(m)(3).

2.13 “Director” means an individual who is, a member of the Board.

2.14 “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which that Disability relates.

2.15 “Effective Date” is defined in Section 6.

2.16 “Employee” means an employee or prospective employee of the Company, a Subsidiary or an Affiliate.

2.17 “Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time.

2.18 “Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 2.30.

2.19 “Fair Market Value” with respect to the Common Stock, as of any given date, unless otherwise determined by the Committee in good faith, means the reported closing sale price of a share of Common Stock on the automated quotation system or other market or exchange that is the principal trading market for the Common Stock, or if no sale of a share of Common Stock is so reported on that date, the fair market value of a share of Common Stock as determined by the Committee in good faith.

2.20 “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

2.21 “Incentive Stock Option” means an option to purchase Common Stock from the Company that is granted under Section 8 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

2.22 “Non-Qualified Stock Option” shall mean an option to purchase Common Stock from the Company that is granted under Section 8 or 23 of the Plan and is not intended to be an Incentive Stock Option.

2.23 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate of the Company.

2.25 “Outside Director Award” means either a Director Option or a Director Stock Award or combination thereof awarded to an Outside Director under Section 23.

2.26 “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.27 “Qualified Performance-Based Award” means (i) any Option or SAR granted under the Plan, or (ii) any other Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures as set forth in Section 12.

2.28 “Qualified Performance Measures” means 1 or more of the performance measures listed in Section 12.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

2.29 “Restricted Share Unit” means a bookkeeping entry used by the Company to record and account for the grant of an Award of restricted Common Stocks under Section 10 of the Plan until the Award is paid, canceled, forfeited or terminated, as the case may be.

2.30 “SAR” is an Award that shall entitle the recipient to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, a payment equal to the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

2.31 “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.32 “Section 162(m) Cash Maximum” means $5 million.

2.33 “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

2.34 “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.35 “Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 as a result of the Participant’s position with the Company.

2.36 “Stock Award” means an Award granted pursuant to Section 10 in the form of shares of Common Stock or restricted shares of Common Stock.

2.37 “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50% or more.

3.	ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to: (a) interpret the Plan; (b) establish any rules and regulations it deems necessary for the proper operation and administration of the Plan; (c) select persons to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether an Option, SAR, Stock Award, cash bonus, or other incentive award established by the Committee, the number of shares subject to the Award, all the terms, conditions, restrictions and limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice; (e) determine whether Awards should be granted singly, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award in the event of a Participant’s termination of employment or when that action or actions would be in the best interests of the Company; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.2, which the Committee determines are consistent with the Plan’s purpose; and (i) take all other action it deems necessary or advisable for the proper operation or administration of the Plan. Subject to Section 20, the Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Company or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on all persons, including the Company and Participants.

The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company under conditions and limitations the Committee may establish; however, only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders or Covered Employees, and only the Board shall have the authority to grant and establish the terms of awards under Section 23.

4.	ELIGIBILITY.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 23.

5.	NUMBER OF SHARES AVAILABLE.

Subject to adjustment as provided in Section 16 of the Plan, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 1,862,459 shares, (which is equal to the number of shares of Common Stock with respect to which awards under the Company’s 1998 Stock Option Plan (the “1998 Plan”) and Directors Stock Option Plan (the “Directors Plan”) were authorized but not awarded as of the record date for the meeting of stockholders to approve this Plan). Any shares of Common Stock related to Awards that are settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the related shares or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Company of the purchase price of Common Stock upon exercise of a stock option, or for withholding taxes due as a result of that exercise, shall again be available for Awards under the Plan. Finally, and notwithstanding the foregoing and subject to adjustment as provided in Section 16 of the Plan, the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be increased by the number of shares of Common Stock with respect to which options or other awards were granted under either the 1998 Plan or the Directors Plan as of the record date for the meeting of stockholders to approve this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Common Stock under the terms of the 1998 Plan or the Directors Plan (but shall not include shares of Common Stock cancelled on settlement of options or SARs in payment of the exercise price thereof or shares of Common Stock withheld to pay taxes); and any such shares shall again be available for grant as Awards under this Plan. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 16 hereof, no Participant may receive Options, SARs, Stock Awards or Restricted Share Units under the Plan during any one calendar year under the Plan that, taken together, relate to more than 500,000 shares of Common Stock. For purposes of this limitation, forfeited, canceled or repriced shares granted to a Participant in any given calendar year shall continue to be counted against the maximum number of shares that may be granted to that Participant in that calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares. With the exception of Qualified Performance-Based Awards, which are subject to a minimum one-year vesting period, no more than 10% of the total number of shares authorized for delivery under the Plan may be granted as SARs, Stock Awards or Restricted Share Units which vest within one year after the date of grant. With respect to such Awards in excess of 10% of the Shares authorized for delivery under the Plan, the vesting period must exceed one year, with no more than one-third of the shares becoming vested at the end of each of the twelve-month periods following the date of grant.

6.	EFFECTIVE DATE; TERM.

The Plan shall become effective January 2008 (the “Effective Date”), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders’ meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Awards or Outside Director Awards shall be exercisable or payable before the Plan becomes effective. This Plan shall remain in effect until terminated by action of the Board.

7.	PARTICIPATION.

The Committee shall select, from time to time, Participants from those Employees and Consultants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

8.	STOCK OPTIONS.

8.1 Grants. Awards may be granted in the form of Options. Options may be Incentive Stock Options, other tax-qualified stock options, or Non-Qualified Stock Options, or a combination of any of those.

8.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at the times determined by the Committee. The Committee also shall determine the performance or other conditions, if any, which must be satisfied before all or part of an Option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted in the case of Incentive Stock Options when the Employee to whom the option is to be granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries (a “Ten Percent Owner”), and in the case of all Options other than Incentive Stock Options, not less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. Each Option shall expire not later than 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Owner, not later than 5 years) from its date of grant.

8.3 Restrictions Relating to Incentive Stock Options. Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Accordingly, Incentive Stock Options may only be granted to Employees who are employees of the Company or a Subsidiary, and the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or other limit required by the Code). Except with respect to Ten Percent Owners, each Incentive Stock Option shall expire not later than 10 years from its date of grant.

8.4 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish other terms, conditions, restrictions and limitations, if any, on any Option, provided they are not inconsistent with the Plan. Without limiting the generality of the foregoing, Options may provide for the automatic granting of new options (“reload options”) at the time of exercise.

8.5 Exercise. The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements, so long as they do not in any way conflict with the requirements of applicable law), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered by Participants. If, however, shares of Common Stock are used to pay the Exercise Price of an Option, those shares must have been held by the Participant for at least 6 months (or any shorter or longer period necessary to avoid a charge to the Company’s earnings for financial reporting purposes).

9.	STOCK APPRECIATION RIGHTS.

9.1 Grants. Awards may be granted in the form of SARs. The SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. In the case of SARs granted in tandem with Options granted prior to the grant of the SARs, the appreciation in value is the difference between the option price of the related stock option and the Fair Market Value of the Common Stock on the date of exercise.

9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of that SAR (the base from which the value of the SAR is measured at its exercise) shall be the Exercise Price under the related Option. If a related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by the exercise.

9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in the installments and at the times determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed 10 years. The Exercise Price of a Freestanding SAR shall also be determined by the Committee; however, that price shall not be less than 100% of the Fair Market Value on the date of grant of the Freestanding SAR of the number of shares of Common Stock to which the Freestanding SAR relates. The Committee also shall determine the Qualified Performance Measures or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.

9.4 Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of the affected SAR if at that time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of the SAR.

9.5 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.	STOCK AWARDS AND RESTRICTED STOCK UNITS.

10.1 Grants. Awards may be granted in the form of Stock Awards and Restricted Stock Units. Stock Awards and Restricted Stock Units shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine. Stock Awards shall be made in actual shares of Common Stock.

10.2 Award Restrictions. Stock Awards and Restricted Stock Units shall be subject to terms, conditions, restrictions, and limitations, if any, the Committee deems appropriate including, without limitation, restrictions on transferability and continued employment of the Participant. The Committee also shall determine the Qualified Performance Measures or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Stock Awards and Restricted Share Unit Awards.

10.3 Rights as Stockholder. During the period in which any restricted shares of Common Stock are subject to restrictions imposed pursuant to Section 10.2, the Participant to whom restricted shares have been awarded shall generally have the rights and privileges of a stockholder as to such Common Stock, , including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Notice with respect to such Common Stock; (ii) none of the Common Stock represented by the Award may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the shares of Common Stock subject to the Award shall be forfeited and all rights of the Participant to such Common Stock shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such shares of Common Stock were granted and unless any other restrictive conditions relating to the restricted Share Award are met. Unless otherwise provided in the applicable Award Notice, any shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Share Award. including the right vote such Common Stock. Cash dividends with respect to the Common Stock subject to a restricted Share Award shall be currently paid to the Participant.

10.4 Evidence of Award. Subject to Section 10.5, any Stock Award granted under the Plan shall be evidenced by issuance of a stock certificate or certificates or, in the discretion of the Committee, through issuance of instructions to the Company’s transfer agent to issue the shares of Common Stock subject to the Award in book-entry (uncertificated) form on the books and records of the transfer agent through the Direct Registration System (“DRS”) or any successor system. Any Restricted Stock Unit shall be evidenced by an Award Notice that sets forth any other terms, conditions, restrictions and limitations, if any, established by the Committee with respect to any Restricted Stock Unit Award that are consistent with the terms of the Plan.

10.5 Delivery of Shares and Transfer Restrictions. Upon issuance of a certificate evidencing a restricted Share Award, such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Notice, the grantee shall have all rights of a stockholder with respect to the Restricted Shares Upon the issuance of a restricted Share Award in book entry form, the Company’s transfer agent shall be apprised of and shall duly note any restrictions such as those set forth above that are applicable to the restricted Share Award.

10.6 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Notice relating to the restricted Share Award or in the Plan shall lapse as to the restricted shares of Common Stock subject thereto, and either: (i) a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be; or (ii) in the event the Share Award was evidenced in book entry form, the Company’s transfer agent shall be notified of the lapse and or termination of the restrictions and to remove all references thereto in its books and records.

10.7 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Notice. Unless otherwise provided in the applicable Award Notice, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on the Common Stock. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of shares of Common Stock equal to the number of vested Restricted Stock Units then credited to the Participant. Other than pursuant to Section 15 (but no transfers for consideration shall be permitted), Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

11.	PLAN CASH BONUSES.

While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no Covered Employee shall be eligible to receive a cash bonus granted under the Plan in excess of the Section 162(m) Cash Maximum in any fiscal year; no cash bonus shall be granted pursuant to this Plan to any Covered Employee unless the cash bonus constitutes a Qualified Performance-Based Award, and no cash bonus awarded pursuant to the Plan shall be paid later than 2 1/2 months after the end of the calendar year in which such bonus was earned.

12.	PERFORMANCE GOALS FOR CERTAIN SECTION 162(m) AWARDS.

12.1 162(m) Exemption. This Plan shall be operated to ensure that all stock options and SARs granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

12.2 Qualified Performance-Based Awards. When granting any Award other than stock options or SARs, the Committee may designate the Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to that Award, and the Committee wishes the Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for the Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Measures, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary:

(1)	return on capital, equity, or assets (including economic value created),

(2)	productivity or operating efficiencies,

(3)	cost improvements,

(4)	cash flow,

(5)	sales revenue growth,

(6)	net income, earnings per share, or earnings from operations,

(7)	quality,

(8)	customer satisfaction,

(9)	comparable store sales,

(10)	stock price or total stockholder return,

(11)	EBITDA or EBITDAR,

(12)	after tax operating income,

(13)	book value per Share,,

(14)	debt reduction,

(15)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, or

(16)	any combination of the foregoing.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Common Stock outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 12.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Measurement of the Company’s performance against the goals established by the Committee shall be objectively determinable, and to the extent goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in those principles after that date.

12.3 Performance Goal Conditions. Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Measures, together with the satisfaction of any other conditions, such as continued employment, the Committee may determine to be appropriate; however, (i) the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the performance goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 23 shall apply notwithstanding this sentence.

12.4 Certification of Goal Achievement. Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 12.3, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Measures or to increase the amount payable under, or the value of, the Award, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

13.	PAYMENT OF AWARDS.

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property the Committee shall determine. In addition, payment of Awards may include terms, conditions, restrictions and limitations, if any, the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions.

14.	TERMINATION OF EMPLOYMENT.

If a Participant’s employment with the Company or a Subsidiary or Affiliate terminates for Cause or for a reason other than death, Disability, retirement, or any other approved reason, then, to the maximum extent allowed by applicable law, all unexercised, unvested, unearned, and unpaid Awards, including without limitation, Awards earned but not yet paid, shall be canceled or forfeited, as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute Disability, retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of a Participant’s death, Disability, retirement or termination for an approved reason.

15.	NO ASSIGNMENT.

No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; however, the Committee may (but need not) permit other transfers where the Committee concludes that transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) the duly appointed conservator or other lawfully designated representative of the Participant in the case of a permanent Disability involving a mental incapacity or (b) the transferee in the case of an Award transferred in accordance with the preceding sentence.

16.	CAPITAL ADJUSTMENTS.

The number and price of shares of Common Stock covered by each Award and Outside Director Award and the total number of shares of Common Stock that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Common Stock, any Award or Outside Director Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award or Outside Director Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards or Outside Director Awards held by the Participants or Outside Directors, as the case may be, immediately following the change is the same as that value immediately prior to the change.

17.	WITHHOLDING TAXES.

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event, the Company may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to (and shall not exceed) the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

18.	REGULATORY APPROVALS AND LISTINGS.

Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of shares of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of the shares to quotation or listing on the automated quotation system or stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of the shares under any State or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

19.	PLAN AMENDMENT.

Except as provided in Section 22, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without stockholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing stock options or otherwise increase the benefits accruing to Participants or Outside Directors, (ii) increase the number of shares of Common Stock issuable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to stockholder approval; and, the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

20.	AWARD AMENDMENTS.

Except as provided in Section 22, the Committee may amend, modify or terminate any outstanding Award or Outside Director Award without approval of the Participant or Outside Director, as applicable; however:

a. subject to the terms of the applicable Award Notice, an amendment, modification or termination shall not, without the Participant’s or Outside Director’s consent, as applicable, reduce or diminish the value of the Award or Outside Director Award determined as if the Award or Outside Director Award had been exercised, vested, cashed in (at the spread value in the case of stock options or SARs) or otherwise settled on the date of that amendment or termination;

b. the original term of any stock option or SAR may not be extended without the prior approval of the stockholders of the Company;

c. except as otherwise provided in Section 16 of the Plan, the exercise price of any outstanding stock option or SAR may not be reduced, directly or indirectly, and outstanding stock options or SARs may not be cancelled in exchange for cash or replaced by other awards or stock options or SARs with an exercise price that is less than the exercise price of the cancelled stock options or SARs, without the prior approval of the stockholders of the Company; and

d. no termination, amendment, or modification of the Plan shall adversely affect any Award or Outside Director Awards previously granted under the Plan, without the written consent of the affected Participant or Outside Director.

21.	GOVERNING LAW.

This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

22.	CHANGE IN CONTROL.

Subject to the limitations set forth in this Section 22, but only if and to the extent determined by the Committee or the Board at or after the affected award or grant and subject to any right of approval expressly reserved by the Committee or the Board at the time of the determination, in case of a Change in Control, the following provisions shall apply to any Award which has not previously terminated or expired:

a. any SAR and any stock option or Outside Director Award awarded under this Plan that is not previously vested and exercisable shall become fully vested and exercisable;

b. the restrictions applicable to any Award which are not already vested under the Plan shall lapse, and those existing shares and awards shall be deemed fully vested;

c. unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, the value of all vested outstanding stock options, SARs, Outside Director Awards and other Awards, shall be cashed out on the basis of the Change in Control Price as of the date the Change in Control is determined to have occurred (or other date determined by the Board or Committee prior to the Change in Control); and

d. the Board or the Committee may impose additional conditions on the acceleration or valuation of any Award in the applicable Award Notice.

23.	AWARDS TO OUTSIDE DIRECTORS.

23.1 The independent members of the Board may provide that all or a portion of an Outside Director’s annual retainer, meeting fees and/or other awards or compensation as determined by such independent members of the Board, be payable (either automatically or at the election of an Outside Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

23.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 8, 9 and 10 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the independent members of the Board.

24.	NO RIGHT TO EMPLOYMENT OR PARTICIPATION.

The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Notice or other document evidencing such Award. Participation in the Plan shall not give any Participant any right to remain in the employ, or to serve as a director, of the Company or any Subsidiary or Affiliate. he Company or, in the case of employment with a Subsidiary or Affiliate, the Subsidiary or Affiliate, reserves the right to terminate the employment of any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

25.	NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Section 10.3 hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, those rights shall be no greater than the rights of an unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or to make payments in lieu of, or with respect to, Plan awards. However, unless the Committee determines otherwise with the express consent of the affected Participant, the existence of any such trusts or other arrangements is consistent with this “unfunded” status of the Plan.

26.	SECURITIES LAWS.

With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

27.	REQUIRED WRITTEN REPRESENTATIONS.

The Committee may require each person purchasing shares pursuant to a stock option or other award under the Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring any shares of Common Stock without a view to their distribution. The certificates for shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to stop transfer orders and other restrictions the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to the applicable restrictions. Each Participant is responsible for fully complying with all applicable state and federal securities laws and rules and the Company assumes no responsibility for compliance with any such laws or rules pertaining to a Participant’s resale of any shares of Common Stock acquired pursuant to this Plan.

28.	NON-EXCLUSIVE ARRANGEMENT.

Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if required; and those arrangements may be either generally applicable or applicable only in specific cases.

29.	LIMITS ON LIABILITY AND INDEMNIFICATION.

The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made under the Plan in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to all other rights of indemnification they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, and against all amounts paid by them in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid to them in satisfaction of a judgment in that action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties. Within 60 days after institution of any action, suit or proceeding covered by this Section 29, the Committee member must inform the Company in writing of the claim and offer the Company the opportunity, at its own expense, to handle and defend the matter.

AMEDISYS, INC.

5959 S. SHERWOOD FOREST BLVD. BATON ROUGE, LA 70816

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Amedisys, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amedisys, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: AMEDI1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMEDISYS, INC.

Proposals:

1. To elect directors.

Nominees: (01) William F. Borne (02) Ronald A. LaBorde (03) Jake L. Netterville (04) David R. Pitts (05) Peter F. Ricchiuti (06) Donald A. Washburn

For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. To consider and act upon a proposal to approve the Amedisys, Inc. 2008 Omnibus Incentive Compensation Plan.

3. To transact such other business, including action on stockholder proposals, as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ABOVE, FOR THE APPROVAL OF THE AMEDISYS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.

For address changes and/or comments, please check this box and write them on the back where indicated.

NOTE: Please sign exactly as name appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

For Against Abstain

For Against Abstain

Amedisys, Inc.

Annual Meeting Of Stockholders June 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AMEDISYS, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON THE REVERSE SIDE.

The undersigned stockholder of Amedisys, Inc. (the “Company”) hereby appoints William F. Borne and Larry R. Graham the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys Corporate Office, 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana, on June 5, 2008 at 4:00 p.m. Central Time, and any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, for the purposes listed on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)